UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

EQT CORPORATION
(Name of Registrant as Specified in Its Charter)

TOBY Z. RICE

DEREK A. RICE

J. KYLE DERHAM

WILLIAM E. JORDAN

DANIEL J. RICE IV

DANIEL J. RICE III

ANDREW L. SHARE

RICE INVESTMENT GROUP, L.P.

THE RICE ENERGY 2016 IRREVOCABLE TRUST

LYDIA I. BEEBE

LEE M. CANAAN

JAY C. GRAHAM

DR. KATHRYN J. JACKSON

D. MARK LELAND

JOHN F. MCCARTNEY

HALLIE A. VANDERHIDER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 22, 2019

TOBY Z. RICE

DEREK A. RICE

J. KYLE DERHAM

WILLIAM E. JORDAN

__________, 2019

Dear Fellow EQT Shareholder:

Toby Z. Rice, Derek A. Rice, J. Kyle Derham and William E. Jordan (collectively, the “Rice Team” or “we”), together with the other Participants (as defined below) in this solicitation, are collectively significant shareholders of EQT Corporation, a Pennsylvania corporation (“EQT” or the “Company”), who beneficially own an aggregate of 7,782,819 shares of the Company’s common stock, no par value (“Common Stock”), constituting approximately 3.1% of the shares of Common Stock outstanding.

We believe the completion of the merger in November 2017 (the “Merger”) between EQT and Rice Energy Inc. (“Rice Energy”), the company founded by Toby Z. Rice, Derek A. Rice and Daniel J. Rice IV, created a combined company with world-class assets in the core of the Appalachian Basin. Moreover, we believed, and still believe, that the primary synergistic benefit of the Merger was the ability of the combined company to generate Appalachian Basin-leading well costs as a result of extending lateral lengths. In fact, in Rice Energy’s joint proxy statement with EQT soliciting votes to approve the Merger, the first listed benefit of combining with EQT that was relied upon by the Rice Energy board in determining to accept the Merger was that the “substantial contiguity in the acreage footprints should allow for a significant increase in the average lateral lengths of future Marcellus wells of the combined company, thereby significantly reducing well costs on a per horizontal foot basis and increasing the present value of development.” At the time of announcement of the Merger, EQT projected $1.9 billion of its projected base synergies of $2.5 billion would be attributable to capital efficiencies resulting from reduced well costs.

Following the announcement of the Merger, Rice Energy’s leadership team spent approximately five months with EQT’s management team laying out the blueprint that led to Rice Energy’s operational success — its people, technology, and planning processes. After the Merger closed, EQT seemingly ignored what the two companies had spent months discussing and decided to move forward with its own existing internal systems, and without the critical personnel responsible for Rice Energy’s success. We were naturally concerned about EQT’s strategic plan, but we gave EQT the benefit of the doubt that they could deliver the synergies they had promised shareholders. Unfortunately, EQT’s disastrous 2018 operational performance, its proposed 2019 operational plan, budget and long-term guidance and its turning inward on legacy management promotions validated our initial concerns and have resulted in a severely depressed stock price which, in our view, is not reflective of the value of the underlying assets.

After a number of large EQT shareholders reached out to us last year, asking for assistance, we attempted to engage privately with Chairman James E. Rohr and CEO Robert J. McNally to express our concerns and propose solutions, which included, among other things, bringing Toby Z. Rice into the organization, with proper authority and support to oversee operations. The subsequent lack of meaningful engagement from EQT’s leadership led us to share our concerns publicly and ultimately undertake this solicitation.

To be clear, the purpose of our engagement has been, and still remains, to fix EQT’s deep-rooted legacy issues and deliver the synergies promised to shareholders in connection with the Merger.  We approached EQT privately offering to work alongside current CEO, Mr. McNally – to no avail.  We then proposed to the Company’s board of directors (the “Board”) to replace Mr. McNally and make the limited Board changes that we felt were needed to address shareholder concerns – to no avail.  Both requests for change were supported publicly and privately by some of EQT’s largest shareholders.  Given that the Board has refused to meaningfully engage even in spite of shareholder demands, we are now proposing to shareholders the changes that we feel are needed to effectuate the purpose of our engagement: to replace a majority of the Board and insert a proven leadership team that together will deliver the synergies of the Merger and realize the true potential of EQT that shareholders demand.

We believe that, with the right business plan and the addition of proven operational experience to the Board and senior management team, the potential benefits from the Merger can still be realized. We are nominating nine director nominees with diverse skills and backgrounds in opposition to the Company’s director nominees. Four members of our slate, including current EQT director Daniel J. Rice IV, provided oversight and guidance in key board positions at Rice Energy as it achieved the cultural and digital transformation that led to its 95% relative stock price outperformance compared to its Appalachia E&P peers from the 2014 IPO through the Merger in 2017. If elected, our nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to execute a comprehensive turnaround plan, which is described in more detail below, including replacing Mr. McNally with Toby Z. Rice as the Company’s CEO. In the event our nominees comprise less than a majority of the Board following the 2019 Annual Meeting, there can be no assurance that any actions or proposed changes by our nominees, including implementation of our turnaround plan, would be adopted or supported by the Board.

We anticipate that the Company will disclose that there are 12 directors up for election at the 2019 Annual Meeting. The enclosed Proxy Statement is soliciting proxies to elect only our nine nominees. Accordingly, the enclosed WHITE proxy card may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement, which is expected to be filed with the Securities and Exchange Commission within 120 days after the close of the Company’s fiscal year ended December 31, 2018, for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Your vote to elect our nominees will have the legal effect of replacing nine incumbent directors with our nominees. If all nine of our nominees are elected, they will constitute a majority of the Board.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.

The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the shareholders on or about _____________, 2019.

THIS SOLICITATION IS BEING MADE BY THE RICE TEAM AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later-dated WHITE proxy card or by voting in person at the 2019 Annual Meeting.

If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc., which is assisting us, at its address and toll-free numbers listed below.

Respectfully,

The Rice Team

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Rice Team’s proxy materials,

please contact D.F. King & Co., Inc. (“D.F. King”) at the phone numbers listed below.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 207-3159

Email: rice@dfking.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 22, 2019

2019 ANNUAL MEETING OF SHAREHOLDERS

 OF

EQT CORPORATION

___________________________

PROXY STATEMENT
OF
TOBY Z. RICE

DEREK A. RICE

J. KYLE DERHAM

WILLIAM E. JORDAN

___________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Toby Z. Rice, Derek A. Rice, J. Kyle Derham and William E. Jordan (collectively, the “Rice Team” or “we”), together with the other Participants (as defined below) in this solicitation, are collectively significant shareholders of EQT Corporation, a Pennsylvania corporation (“EQT” or the “Company”), who beneficially own an aggregate of 7,782,819 shares of the Company’s common stock, no par value (“Common Stock”), constituting approximately 3.1% of the shares of Common Stock outstanding. We are furnishing this proxy statement (“Proxy Statement”) and accompanying WHITE proxy card to holders of Common Stock in connection with the solicitation of proxies at the Company’s 2019 annual meeting of shareholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the “2019 Annual Meeting”), scheduled to be held on July 10, 2019 at such time and place as to be determined.

We are seeking your support at the 2019 Annual Meeting for the following:

1.

to elect the Rice Team’s nine director nominees, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV, Toby Z. Rice and Hallie A. Vanderhider (each a “Nominee” and, collectively, the “Nominees”), to the Board of Directors of the Company (the “Board”) to hold office until the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), or until their respective successors are duly elected and qualified;

2.	to vote on the Company’s non-binding resolution regarding the compensation of the Company’s named executive officers for 2019 (say-on-pay);

3.	to vote on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	to transact any such other business, if any, as may properly be presented at the 2019 Annual Meeting or any adjournment or postponement of the 2019 Annual Meeting.

We anticipate that the Company will disclose that there are 12 directors up for election at the 2019 Annual Meeting. We are seeking your support to elect only our nine Nominees. Accordingly, the enclosed WHITE proxy card may only be voted for our nine Nominees and does not confer voting power with respect to any of the Company’s director nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement, which is expected to be filed with the Securities and Exchange Commission (the “SEC”) within 120 days after the close of the Company’s fiscal year ended December 31, 2018, for the names, backgrounds, qualifications and other information concerning the Company’s nominees. As of the date of this Proxy Statement, the Company’s proxy statement has not yet been filed with the SEC. The proposal numbers in this Proxy Statement may not correspond to the proposal numbers that will be used in the Company’s proxy statement. Certain information in this Proxy Statement will be updated after Company’s proxy statement is filed. Your vote to elect our nine Nominees will have the legal effect of replacing nine incumbent directors with our Nominees. If all nine of our Nominees are elected, they will constitute a majority of the Board. In the event that our Nominees comprise less than a majority of the Board following the 2019 Annual Meeting, there can be no assurance that any actions or proposed changes by our Nominees, including implementation of our turnaround plan, as described in more detail below, will be adopted or supported by the Board.

As of the date hereof, the Rice Team and the other Participants (as defined below) collectively own 7,782,819 shares of Common Stock (the “Rice Group Shares”). We intend to vote all of the Rice Group Shares FOR the election of the Nominees, [we make no recommendation with respect to / FOR / AGAINST] the approval of the Company’s say-on-pay proposal and [we make no recommendation with respect to / FOR / AGAINST] the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as described herein. Shareholders who return the WHITE proxy card will only be able to vote for our nine nominees and will not have the opportunity to vote for the three other seats up for election at the 2019 Annual Meeting. While we currently intend to vote all of the Rice Group Shares in favor of the election of the Nominees, we may vote some or all of the Rice Group Shares for certain of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Rice Group Shares we could help elect the Company nominees who we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. If we decide to vote some or all of the Rice Group Shares for some of the Company’s director nominees prior to the date of the 2019 Annual Meeting, we will file a statement on Schedule 14A on the same day such determination is made in order to notify shareholders accordingly.  Shareholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the 2019 Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with the recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the 2019 Annual Meeting. Shareholders are permitted to vote for less than 12 nominees on the WHITE proxy card. We believe that the best opportunity for all nine of our Nominees to be elected is by voting on the WHITE proxy card only for our nine Nominees. We therefore urge shareholders using our WHITE proxy card to vote “FOR” all nine of our Nominees and not to vote for any of the Company’s nominees.

The Company has set the close of business on [               ], 2019 as the record date for determining the shareholders entitled to vote at the 2019 Annual Meeting (the “Record Date”). Each share of Common Stock is entitled to one vote for each of the proposals to be voted on. The principal executive offices of the Company are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania, 15222. As of January 31, 2019, there were 254,762,000 shares of Common Stock outstanding, which is the total number of shares outstanding as reported in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2019. Once the Company publicly discloses the number of shares of Common Stock outstanding as of the Record Date, the Rice Team intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

2

This Proxy Statement and WHITE proxy card are first being furnished to the Company’s shareholders on or about [               ], 2019.

THIS SOLICITATION IS BEING MADE BY THE RICE TEAM AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.

THE RICE TEAM URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2019 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2019 ANNUAL MEETING OR BY VOTING IN PERSON AT THE 2019 ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting:
This Proxy Statement and our WHITE proxy card are available at http:/www.eqtpathforward.com.

3

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. The Rice Team urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with the Rice Team’s recommendations on the other proposals on the agenda for the 2019 Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to the Rice Team, c/o D.F. King, in the enclosed postage-paid envelope today.

•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will be counted, we urge you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our nine Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

D.F. King is assisting the Rice Team with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Rice Team’s proxy materials,

please contact D.F. King at the phone numbers listed below.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 207-3159

Email: rice@dfking.com

4

Glossary of Commonly Used Terms and Measurements

Commonly Used Terms

Appalachian Basin – the area of the United States composed of those portions of West Virginia, Pennsylvania, Ohio, Maryland, Kentucky and Virginia that lie in the Appalachian Mountains.

basis – when referring to commodity pricing, the difference between the futures price for a commodity and the corresponding sales price at various regional sales points.  The differential commonly is related to factors such as product quality, location, transportation capacity availability and contract pricing.

gas – all references to “gas” in this report refer to natural gas.

gross – “gross” natural gas and oil wells or “gross” acres equal the total number of wells or acres in which the Company has a working interest.

natural gas liquids (NGLs) – those hydrocarbons in natural gas that are separated from the gas as liquids through the process of absorption, condensation or other methods in gas processing plants.  Natural gas liquids include primarily ethane, propane, butane and iso-butane.

Measurements

Bcf  =  billion cubic feet

Bcfe  =  billion cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas

5

BACKGROUND OF THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation.

EQT / Rice Energy Merger

On June 19, 2017, Rice Energy, EQT and an indirect wholly owned subsidiary of EQT, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which EQT agreed to acquire Rice Energy. In connection with the announcement of the Merger, EQT stated on an analyst call that Rice Energy had developed a “strong reputation with investors in the market by driving shareholder value” and, in a press release on the same date, EQT stated that Rice Energy “built an outstanding company with an acreage footprint that is largely contiguous to [EQT’s] existing acreage, which will provide substantial synergies and make this transaction significantly accretive in the first year.” At the time of the announcement, EQT projected that $1.9 billion in well cost synergies and $2.5 billion in total base synergies would result from the Merger. In October 2017, EQT disclosed potential all-in synergies of $7.5 billion.

On September 13, 2017, EQT issued a press release stating that it would convene a committee of the Board immediately upon the closing of the Merger to evaluate EQT’s sum-of-parts discount and “work to identify the optimum path to maximizing shareholder value.” EQT also noted that instead of acquired production volume, it would use efficiency metrics as performance metrics for long-term compensation calculations.

On October 23, 2017, EQT issued a press release stating that it would commence a search for two additional, independent board members with extensive midstream experience. The Company further stated that as EQT had “previously acknowledged, at some point it would be beneficial for the production and midstream businesses to be independent, due to the belief that, over time, the benefits of integration diminish relative to the valuation discount as the Company matures,” and that the Merger has accelerated “the Company’s ability to reach a more moderate growth pace and is the basis for the Company’s decision to commit to determining a value-maximizing path forward.” Furthermore, the Company announced that it would delay its 2018 annual meeting of shareholders “to allow time for the Company to announce its sum-of-the-parts decision . . . [and provide] shareholders the option to nominate new board members after evaluating the Board’s decision regarding the sum-of-the-parts evaluation.”

On October 26, 2017, EQT and Rice Energy entered into an amendment to the Merger Agreement, pursuant to which EQT would be able to increase the size of the Board from 12 to 15 directors. On the same date, EQT sent a letter to its shareholders, urging them to vote for the Merger. The letter noted that the Merger would create value for all EQT shareholders and would “position EQT to capture significant operating efficiencies, improve overall well economics, and deliver stronger returns.” In the letter, EQT expressed confidence that the sum-of-the-parts evaluation process would maximize shareholder value, and noted that EQT had taken steps to ensure that shareholders will be able to hold the Board accountable. EQT also stated it would add two new directors to the Board after the closing of the Merger.

On November 13, 2017, EQT issued a press release announcing the closing of the Merger. Effective as of the closing, two former members of Rice Energy’s board of directors, Daniel J. Rice IV and Robert F. Vagt, joined the Board. Further, EQT disclosed the appointment of two new directors with midstream experience, Thomas F. Karam and Norman J. Szydlowski. With these appointments, EQT noted that the Board had expanded its size to 15 directors. In connection with the closing of the Merger, the Rice Team became one of EQT’s largest shareholders and currently own approximately 7.8 million shares of Common Stock.

6

EQT’s 2018 Operational Messaging and Performance

On December 13, 2017, EQT issued a press release, including a presentation, announcing its 2018 operational guidance, which included $2.2 billion for well development costs and forecasted production sales volumes of 1,520 Bcfe to 1,560 Bcfe. The presentation noted that EQT’s anticipated well costs for the Pennsylvania Marcellus Shale wells to be drilled in 2018 were $11.0 million per well with an assumed 12,000 foot average lateral length, translating to well costs of approximately $917/foot. The presentation further highlighted the synergy potential of integrating Rice Energy’s assets and operations, identifying $1.9 billion in well cost synergies, $2.5 billion in total base synergies and a potential total of an additional $7.5 billion in synergies over the following 10-year period.

On December 13, 2017, EQT issued a press release, including a presentation, announcing its 2018 operational guidance, which included $2.2 billion for well development costs and forecasted production sales volumes of 1,520 Bcfe to 1,560 Bcfe. The presentation noted that EQT’s anticipated well costs for the Pennsylvania Marcellus Shale wells to be drilled in 2018 were $11.0 million per well with an assumed 12,000 foot average lateral length, translating to well costs of approximately $917/foot. The presentation further highlighted the synergy potential of integrating Rice Energy’s assets and operations, identifying $1.9 billion in well cost synergies, $2.5 billion in total base synergies and a potential total of an additional $7.5 billion in synergies over the following 10-year period.

On February 15, 2018, EQT disclosed a presentation announcing its fourth quarter and year-end 2017 results, noting as a key investment highlight EQT’s “[i]ndustry-leading cost structure” and highlighted the base well cost synergies of $1.9 billion. The presentation noted that EQT’s anticipated well costs for the Pennsylvania Marcellus Shale wells to be drilled in 2018 were $11.3 million per well with an assumed 12,600 foot average lateral length, translating to well costs of approximately $897/foot. On its analyst call on February 15, 2018, Robert J. McNally, EQT’s then-Chief Financial Officer, stated that as a result of EQT’s projecting an average lateral length of 13,600 feet in 2018, EQT capital savings projections were “several hundred million dollars higher” than the $1.9 billion of capital synergies underlying the Merger.

On February 21, 2018, EQT issued a press release, disclosing the Board had unanimously approved a plan to separate its upstream and midstream businesses, creating a standalone publicly traded corporation that will focus on midstream operations (the “Spin Off Transaction”). The press release noted that creating an independent midstream public company offered a number of benefits to the standalone businesses. Following the Spin Off Transaction, EQT would become a standalone upstream Company.

On April 26, 2018, EQT disclosed a presentation announcing its first quarter results, noting as a key investment highlight EQT’s “[i]ndustry-leading cost structure” and highlighting the base well cost synergies of $1.9 billion. The presentation noted that EQT’s anticipated well costs for the Pennsylvania Marcellus Shale wells to be drilled in 2018 were $11.3 million per well with an assumed 12,600 foot average lateral length, translating to well costs of approximately $897/foot. On its analyst call on April 26, 2018, Mr. McNally stated that “as a proxy for the capital savings on drilling and completion, probably the best proxy is lateral lengths” and again reiterated that “we expect that we’re going to exceed the $1.9 billion of capital PV synergies by a reasonable amount, several hundred million dollars. So I’d say that we’re well on track to deliver and exceed those synergies.”

On July 26, 2018, EQT issued a press release and published a presentation announcing its second quarter earnings results, and held a conference call with analysts, disclosing that EQT had “already drilled as much footage in the first half of 2018” as it had in all of 2017. On the conference call, EQT reiterated its full-year guidance of $2.2 billion for well development and further noted that the second quarter represented EQT’s “high point” with respect to capital expenditures for 2018. EQT went on to say that their results through the first half of the year illustrated the benefits of its “manufacturing model” and “real time operations centers.” EQT also announced that the Board had approved a share repurchase program, authorizing EQT to repurchase up to $500 million of Common Stock. Mr. McNally stated that EQT planned to use the program to “return value to … shareholders.” In its presentation, EQT noted as a key investment highlight its “[i]ndustry-leading cost structure” and highlighted the base well cost synergies of $1.9 billion. The presentation further stated that EQT’s anticipated well costs for the Pennsylvania Marcellus Shale wells to be drilled in 2018 were $12.1 million per well with an assumed 13,600 foot average lateral length, translating to well costs of approximately $890/foot.

7

On August 9, 2018, EQT announced that Mr. McNally, then CFO of EQT, would assume the role of CEO and President of EQT following the planned separation of its midstream business, filling the vacancy left in the CEO position following the resignation by EQT’s prior CEO in May 2018. Mr. McNally had no prior upstream operational experience.

On October 25, 2018, EQT issued a press release, including a presentation, announcing its third quarter earnings results and held a conference call with analysts, disclosing (a) an increase in capital expenses of $300 million above 2018 guidance, (b) a reduction in forecasted production for 2018 to 1460 Bcfe to 1480 Bcfe and (c) a net loss of $39.7 million for the third quarter. The press release also stated that EQT had repurchased 9,946,382 shares of Common Stock during the third quarter at an average price of $50.29. By the close of trading on October 25, 2018, EQT’s share price dropped to $35.34 per share, its lowest closing price in almost eight years. During the conference call, members of EQT’s management stated that “first quarter weather events and midstream delays” disrupted drilling activity, “requiring us to ramp from 9 to 12 frac crews in Q2 to meet our planned volume.” (Emphasis added) Mr. McNally stated that increased activity and “some service cost increases” were the result of “tightness in cost escalation in midyear when we were running – at one point, we were running 12 frac crews, 15 rigs, and on a daily basis would have something like 500 trucks on the road. That’s where we saw the tightness and the costs increased. Now, as we’ve gotten into the fourth quarter, we backed off that pace . . . and those costs have come down and we expect that to continue.” (Emphasis added). Later, Mr. McNally reiterated that the “increased service costs that we saw during that period [midyear] have now abated....”

Mr. McNally noted on the October 25, 2018 conference call that, with respect to EQT’s well costs, “on a per foot basis, 2018 is going to be significantly higher than what we expected. It’s going to be over $1000 per lateral foot versus more like $900 or $915 is what we would’ve expected.”

Also on October 25, 2018, EQT announced the assumption of the CEO role by Mr. McNally and the resignation of EQT’s former General Counsel, head of investor relations and Vice President of Production, and the replacement thereof with their immediate subordinates.

In its October 25, 2018 presentation, EQT no longer cited as a key investment highlight its industry-leading cost structure and, less than one year following the close of the Merger, removed all reference to the previously anticipated $1.9 billion of well cost synergies, $2.5 billion of base synergies and $7.5 billion of potential all-in synergies attributable to the Merger.

The Rice Team Engages at Request of Shareholders

On October 31, 2018, a number of EQT’s largest shareholders approached members of the Rice Team voicing their dissatisfaction with EQT’s performance and asking the Rice Team to reach out to the Board to offer assistance and help turnaround EQT.

On November 11, 2018, Toby Z. Rice and other members of the Rice Team were again approached by a number of EQT shareholders. The shareholders again asked the Rice Team to reach out to the Board to offer taking a more active role in addressing EQT’s performance.

On November 12, 2018, Toby Z. Rice scheduled a meeting with Jim Rohr, Chairman of the Board, to discuss EQT’s performance. Also, on November 12, 2018, EQT completed the Spin Off Transaction, with Equitrans Midstream Corporation separating from EQT as a standalone public company, consisting of EQT’s former gathering, transmission and storage and water services operations, as disclosed in a press release issued by the Company the following day. Concurrent with the completion of the Spin Off Transaction, seven members of EQT’s Board resigned to join the board of the spun off Equitrans Midstream Corporation, EQT’s Board size was reduced to 12, and four directors were added to its Board, three of whom were executives of Pittsburgh-based companies with no relevant energy experience.

8

On November 15, 2018, Toby Z. Rice met with Jim Rohr in Pittsburgh, discussing EQT’s performance and the Rice Team’s proposed solutions. Toby Z. Rice voiced his concerns, as well as the concerns of other shareholders, with EQT’s performance, trajectory and the existing management team’s ability to effectively deliver shareholder value. Toby Z. Rice offered his assistance in turning around EQT’s performance by leading its operational arm. Toby Z. Rice told Mr. Rohr that he felt he could work alongside Mr. McNally. Mr. Rohr stated that he believed that the issues were isolated to a single quarter, but informed Toby Z. Rice that he would reach out to EQT’s CEO, Mr. McNally, so that Toby Z. Rice and Mr. McNally could further discuss Toby Z. Rice’s concerns and his offer of assistance.

On November 27, 2018, Toby Z. Rice met with Mr. McNally in Pittsburgh to discuss EQT’s performance and Toby Z. Rice’s offer of assistance. Mr. McNally informed Toby Z. Rice that he would discuss the Rice Team’s proposals at the Board’s meetings on December 4, 2018 and December 5, 2018 and respond to Toby Z. Rice thereafter. Following such Board meetings on December 4, 2018 and December 5, 2018, Mr. McNally did not contact Toby Z. Rice.

On December 7, 2018, EQT issued a press release announcing a conference call to discuss its 2019 guidance. At such time, Mr. McNally had not yet contacted Toby Z. Rice, which the Rice Team believed to be a clear signal that EQT did not intend to seriously engage.

On December 10, 2018, Toby Z. Rice and Derek A. Rice delivered a public letter to the Board and released a presentation detailing the Rice Team’s plan for improving EQT’s operations and generating an incremental $400 million to $600 million of pre-tax free cash flow per year above EQT’s current plan. Toby Z. Rice and Derek A. Rice also launched a website containing both their letter to the Board and the presentation. In addition, Toby Z. Rice and Derek A. Rice disclosed to the Board that they would nominate director candidates at the 2019 Annual Meeting if a mutually agreeable outcome materially beneficial to all long-term shareholders was not reached.

On December 11, 2018, following the publication of Toby Z. Rice’s and Derek A. Rice’s letter to the Board and the Rice Team’s presentation, EQT’s share price increased by 10.2%.

On December 14, 2018, Toby Z. Rice met with Mr. McNally in Pittsburgh to discuss the Rice Team’s plan for addressing EQT’s performance.

On December 16, 2018, James E. Rohr and Mr. McNally delivered a letter to Toby Z. Rice, inviting him to present the Rice Team’s plan for improving operations.

On December 17, 2018, Toby Z. Rice and Derek A. Rice delivered a private letter to the Board, accepting the Board’s invitation to present the Rice Team’s plan for improving operations. The letter also outlined the Rice Team’s initial governance proposals, which represented material elements of the Rice Team’s turnaround plan: (a) appointing a new mutually agreed upon chairman to the Board, (b) appointing Toby Z. Rice as Chief Executive Officer and (c) appointing Toby Z. Rice and three new independent directors to the Board to succeed the chairman and three other existing directors.

9

 On January 7, 2019, EQT issued a letter to shareholders, stating that EQT was entering 2019 “as a new company, with new leadership and a new focus.” The letter further acknowledged that EQT’s “recent operational performance was disappointing to shareholders” and that “EQT can and must deliver improved financial and operational results.” The letter also noted that EQT had announced a reduction in its workforce, “removing management layers, streamlining functions and reducing shared services and contractor expenses,” which “demonstrates [EQT’s] ongoing commitment to one of [its] key strategic priorities, reducing costs, and is expected to result in approximately $50 million in annual cash savings.” The letter made no mention of the previously anticipated $1.9 billion of well cost synergies, $2.5 billion of base synergies or $7.5 billion of potential all-in synergies of the Merger.

On January 10, 2019, Toby Z. Rice and Derek A. Rice delivered a private letter to the Board in response to EQT’s decision to reduce its workforce. Given the level of shareholder support for the Rice Team and its plan, the letter noted that the Rice Team believed that EQT’s shareholders wanted the Rice Team involved in making and executing on decisions of this nature going forward. Included with the letter were communications from major shareholders expressing their support for the Rice Team proposals and a recent analyst report from Tudor Pickering Holt & Co noting that the support of the Rice Team was “near unanimous” based on their discussions with investors.

 On January 15, 2019, members of the Rice Team met with the Board, EQT’s executive team and certain of EQT’s advisors. Over the course of one and a half hours, the members of the Rice Team presented their plan for turning around EQT and answered questions from the Board.

On January 22, 2019, EQT issued a press release, including a presentation, announcing its 2019 operational guidance and held a conference call with analysts. During the conference call, EQT announced that it had identified approximately $100 million in annual savings, consisting of $50 million in restructuring expenses outlined in EQT’s letter to shareholders on January 7, 2019 and $50 million in cost savings from near-term operational process improvements and other capital reductions. In addition, EQT also announced (a) that it was executing a “Target 10% Initiative” to look at EQT’s entire development program and identify opportunities to further reduce capital costs, (b) that it had initiated a search for an external chief operating officer and (c) that the Board had formed a new committee to review EQT’s operations and capital deployment. Further, during the conference call, EQT purported to refute the Rice Team’s plan, claiming that it was based on flawed assumptions, lacked detail and resulted in no incremental free cash flow versus EQT’s plan. EQT’s January 22, 2019 presentation no longer cited as a key investment highlight its industry-leading cost structure and removed all reference to the anticipated $1.9 billion of well cost synergies, the $2.5 billion of base synergies and the $7.5 billion of potential all-in synergies attributable to the Merger.

The January 22, 2019 presentation also disclosed, for the first time, capital expenditure detail broken down into four categories: “Reserve Development,” “Land,” “Capitalized Overhead” and “Other.” EQT had not previously disclosed “Capitalized Overhead” and provided additional detail on what constituted “Other” capital expenditures. EQT had also not previously disclosed the components of its well costs and what it meant when it projected “well costs,” and such disclosure made clear that Capitalized Overhead was not a component thereof. When combining “Capitalized Overhead” and certain “Other” expenditures commonly included in calculating well costs, we estimate that EQT’s 2018 Pennsylvania Marcellus Shale well costs were approximately $1,250 per foot, compared to the “over $1,000 per lateral foot” EQT had previously disclosed on its third quarter 2018 conference call. Further, this disclosure implied, based on our calculations, 2019 Pennsylvania Marcellus Shale well costs of approximately $1,100 per foot, compared to the “$900 range per lateral foot” that EQT had previously guided on its third quarter 2018 conference call.

On January 22, 2019, Toby Z. Rice and Derek A. Rice issued a press release in response to EQT’s press release, presentation and conference call, stating that EQT failed to address the pressing concerns of its shareholders, including the management team’s lack of relevant operational experience, its poor track record and its inability to generate value from EQT’s asset base. In addition, the press release noted that although EQT justified the Merger based on delivering $1.9 billion of well cost synergies, EQT’s presentation and operational plan for 2019 implied that those synergies could not be realized by the existing management team. The letter further provided that the Rice Team remained confident in their capacity to deliver the synergies at stake and concluded by noting that, although the Rice Team remained willing to engage with the Board, given that EQT had failed to acknowledge the fundamental changes needed to achieve acceptable results for the benefit of all shareholders, the Rice Team disclosed that it would be asking shareholders to reconstitute the Board with new members who better understand EQT’s industry and business, and would support Toby Z. Rice as CEO to lead the transformation.

10

On January 22, 2019, certain members of the Board delivered a letter to Toby Z. Rice and Derek A. Rice, disclosing that EQT was focused on shareholder value creation and was open minded about the Rice Team’s plan, such as suggestions related to costs and free cash flow. The letter stated that the Rice Team’s presentation on January 15, 2019 lacked real plans and details and claiming that the Rice Team did not “provide adequate detail in response to the Board’s questions regarding how the cost model in [its] presentation takes into account current pricing and recent inflations.” The Board invited the Rice Team to meet with EQT again to share additional detail regarding making changes at EQT other than changing the existing management team. Further, in response to Toby Z. Rice’s request to be appointed as CEO and a member of the Board, the letter noted that the directors had questions about Toby Z. Rice’s experience and suitability for those roles, but that they would be happy to include Toby Z. Rice as a candidate for the recently announced search for a new COO.

We Believe EQT Has Attempted to Manipulate Corporate Machinery

On January 23, 2019, Olshan Frome Wolosky LLP (“Olshan”), outside legal counsel to the Rice Team, delivered a letter to EQT requesting, pursuant to EQT’s amended and restated bylaws (the “Bylaws”), electronic copies of the form of written questionnaire (the “Questionnaire”), the form of written representation and agreement and the form of conditional resignation (collectively, the “Nomination Documents”), each of which is required, pursuant to the Bylaws, for a shareholder to submit director nominations. The letter requested that EQT provide the Nomination Documents no later than the close of business on January 25, 2019.

On January 25, 2019, EQT delivered a letter to Olshan acknowledging receipt of the January 23, 2019 letter requesting the Nomination Documents. EQT’s letter did not include the requested Nomination Documents.

On January 25, 2019, Toby Z. Rice delivered a letter to EQT requesting, pursuant to Section 1508 of the Pennsylvania Business Corporation Law, that EQT provide a complete record or list of the shareholders of EQT and all related materials (the “Shareholder List Demand”).

On January 31, 2019, Olshan delivered a letter to EQT following up on its January 23, 2019 letter to again request the Nomination Documents. This letter further requested that EQT provide the Nomination Documents no later than the close of business on February 1, 2019.

On February 1, 2019, EQT delivered a letter to Olshan, confirming receipt of the January 31, 2019 letter and stated that EQT expected to deliver the Nomination Documents by mid-February.

On February 1, 2019, EQT delivered a letter to Toby Z. Rice acknowledging receipt of the Shareholder List Demand, and stated that EQT would be willing to provide Toby Z. Rice with the requested information, subject to the execution of a confidentiality agreement and payment of $2,000 to cover EQT’s costs for producing the requested materials.

On February 5, 2019, Olshan delivered a letter to EQT responding to EQT’s February 1, 2019 letter regarding the Nomination Documents. The letter stated that the Rice Team hoped that the delay in providing the Nomination Documents was not an effort on the part of EQT to (a) slow down the Rice Team’s process to nominate directors, (b) obtain an undue advantage in a contested election or (c) otherwise interfere with the proper and full exercise of the Rice Team’s rights as shareholders.

11

On February 5, 2019, Olshan delivered a letter to EQT responding to EQT’s February 1, 2019 letter regarding the Shareholder List Demand. The letter included comments to the proposed confidentiality agreement provided by EQT and further stated that Toby Z. Rice would deliver payment to EQT to cover EQT’s estimated costs in providing the requested materials.

On February 5, 2019, members of the Rice Team released a public presentation and hosted a public conference call, which was attended by over 700 participants, outlining the Rice Team’s plan to deliver results at EQT in greater detail, responding to EQT’s claims from its January 22, 2019 presentation and answering questions from analysts.

On February 11, 2019, EQT delivered a letter to Toby Z. Rice responding to Toby Z. Rice’s February 5, 2019 letter regarding the Shareholder List Demand. The letter included a revised confidentiality agreement.

On February 13, 2019, Toby Z. Rice and Derek A. Rice sent a public letter to the Board, requesting that EQT hold the 2019 Annual Meeting in April, as it has historically done, so that shareholders can promptly vote on the best path forward. This request was supported both publicly and expressed privately to the Rice Team by many of EQT’s largest shareholders.

On February 14, 2019, Olshan delivered a letter to EQT following up on its February 5, 2019 letter regarding the Nomination Documents, noting that it had been three weeks since the Rice Team had initially requested the Nomination Documents. Given that the Rice Team was only permitted to nominate directors for election at the Annual Meeting between February 21, 2019 to March 23, 2019, the letter further noted that the Rice Team’s ability to exercise its rights as shareholders was being unduly interfered with on account of EQT’s unreasonable delay.

On February 14, 2019, EQT issued a press release announcing its fourth quarter and 2018 year-end earnings results and held a conference call with analysts, disclosing a net loss for 2018 of approximately $2.4 billion. During the call, Mr. McNally stated that “[t]here is no magic app that’s going to decrease the land spend by $100 million. It's just not reality…and there is no way to wave a magic wand over it and make it get cut in half or more.”

On February 15, 2019, EQT delivered electronic copies of the Nomination Documents to Olshan. Also, on February 15, 2019, Olshan delivered an executed confidentiality agreement to EQT’s legal counsel, pursuant to the Shareholder List Demand.

On February 19, 2019, Olshan delivered a letter to EQT in response to the following statement required to be acknowledged by each director nominee in the Questionnaire included in the Nomination Documents: “I consent to being named as a director or executive officer in the Company’s filings with the SEC, including in any registration statements made under the Securities Act of 1933, as amended” (the “Consent Requirement”). The letter clarified that the Rice Team believed that the Consent Requirement was invalid under Pennsylvania law for a number of reasons, including because it (a) was designed to coerce the consent of director nominees who would otherwise decline to be named in EQT’s proxy statement, (b) undermined the effectiveness of Rule 14a-4(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (c) gave EQT an unfair advantage in a contested election. The letter further noted that the Bylaws did not require a Consent Requirement for a shareholder to submit a valid nomination at the 2019 Annual Meeting. The letter concluded by stating that the Rice Team did not intend to submit the form of Questionnaire with the Consent Requirement included and requested that EQT affirmatively waive the Consent Requirement. EQT did not respond to this letter.

12

On February 27, 2019, EQT announced that it would hold its Annual Meeting on July 10, 2019, twenty days later than the anniversary of its 2018 Annual Meeting (which, as noted above, was delayed in response to the Spin Off Transaction). EQT has held its annual meeting of shareholders during the month of April in each of the last seven years, other than 2018.

On February 28, 2019, Olshan delivered a letter to EQT following up on its February 19, 2019 letter regarding the Consent Requirement. The letter noted that since EQT had not responded to the Rice Team’s letter from February 19, 2019, the Rice Team would assume that EQT’s failure to respond constitutes an agreement that EQT would not consider the Rice Team’s nomination notice defective if it did not include Questionnaires for each of their nominees with the Consent Requirement. EQT did not respond to this letter.

On March 19, 2019, Olshan participated in a telephone discussion with EQT’s outside legal counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell”), to discuss the Consent Requirement. Olshan proposed that EQT either waive the Consent Requirement or agree to use a universal proxy card, and requested that EQT provide a response to these proposals by the close of business on March 20, 2019. Wachtell did not respond to either proposal and would not commit to providing a response to the Rice Team by the close of business on March 20, 2019. Wachtell did not respond to Olshan’s request by the close of business on March 20, 2019.

On March 21, 2019, Toby Z. Rice submitted a notice and completed Nomination Documents to EQT (the “Nomination Notice”), nominating the Nominees for election to the Board at the 2019 Annual Meeting. The cover letter included with the Nomination Notice also addressed the Consent Requirement, noting that Olshan had (a) delivered letters to EQT on February 16, 2019 and February 28, 2019 requesting that EQT agree to waive the Consent Requirement and (b) discussed waiving the Consent Requirement or using a universal proxy card with Wachtell on March 19, 2019, but in each case, EQT had failed to respond. The cover letter further reiterated the Rice Team’s position that the Consent Requirement (i) was invalid under Pennsylvania law, (ii) undermined the effectiveness of Rule 14a-4(d) under the Exchange Act, (iii) gave EQT an unfair advantage in a contested election and (iv) was not required by the Bylaws. The cover letter stated that the Rice Team expected EQT would either agree to use a universal proxy card or confirm that it would not use the consent provided by the Nominees in the Questionnaires to include the Nominees in EQT’s own proxy card.

On March 21, 2019, Toby Z. Rice and Derek A. Rice issued a press release announcing that the Rice Team was nominating the Nominees for election at the 2019 Annual Meeting. The press release further stated that EQT was attempting to create an uneven playing field by requiring the Nominees’ consent to the Consent Requirement. Further, the press release clarified that EQT should either follow the common practice that the Nominees need only consent to being named in the Rice Team’s proxy materials or that EQT’s slate of directors provide the same consent to appear on the Rice Team’s proxy card, so as to create a universal proxy card.

On March 21, 2019, EQT issued a press release confirming that Toby Z. Rice submitted the Nomination Notice.

On March 29, 2019, Olshan delivered a letter to EQT requesting that the Board approve the Nominees for purposes of not triggering the change of control provisions in certain of EQT’s material agreements, including EQT’s Second Amended and Restated Credit Agreement, dated as of July 31, 2017, among EQT, PNC Bank, National Association, as administrative agent, swing line lender and an L/C issuer and the other lenders party thereto (the “Credit Agreement”). The letter stated that the change of control provisions under the Credit Agreement would be triggered if seven of the Nominees (excluding Daniel Rice IV) are not approved by the Board and are elected at the Annual Meeting. Among other potential penalties under the Credit Agreement, the letter noted that triggering the change of control provisions would require EQT to immediately pay the full amount of unpaid principal and interest then outstanding under the Credit Agreement.

13

On April 3, 2019, Wachtell delivered a letter to Olshan acknowledging receipt of the March 29, 2019 letter, stating that EQT was considering the Rice Team’s request that the Board approve the Nominees for purposes of the change of control provisions of the Credit Agreement.

On April 8, 2019, Olshan delivered a letter to Wachtell (i) following up on Toby Rice’s March 21, 2019 letter regarding the Rice Team’s request that EQT either agree to use a universal proxy card or confirm that it would not use the consent provided by the Nominees in the Questionnaires to include the Nominees in EQT’s own proxy card and (ii) responding to Wachtell’s April 3, 2019 letter regarding the change of control provisions in the Credit Agreement. Olshan emphasized the Rice Team’s considerable outreach to request that EQT agree to waive the Consent Requirement, and the fact that Wachtell’s April 3, 2019 letter did not provide a time frame for responding to the Rice Team’s request that EQT approve the Nominees under the change of control provisions of the Credit Agreement. The letter concluded by requesting that EQT respond to the Rice Team on both requests no later than the close of business on April 18, 2019.

On April 15, 2019, Wachtell responded to Olshan’s April 8, 2019 letter stating that the requests made in Olshan’s April 8, 2019 letter were premature as the Board had made no determinations with respect to the Nominees. The letter did not provide any timeframe for when the Board would make its determination.

On April 22, 2019, the Rice Team filed this preliminary proxy statement with the SEC.

14

REASONS FOR THE SOLICITATION

WE BELIEVE EQT NEEDS SIGNIFICANT AND URGENT CHANGE IN LEADERSHIP

We believe that EQT has the potential to unlock significant value for all of its shareholders. However, to realize its potential, EQT needs a Board and a senior management team with proven operational experience, including individuals with direct knowledge of EQT’s assets based on their previous service on Rice Energy’s board. In our view, the plan for EQT’s future, as laid out by the current management team and approved by the Board, not only fails to recognize the potential of EQT’s assets but would also position EQT to be one of the highest cost operators in the Appalachian Basin. We are here to communicate our vision on what can be accomplished and the tremendous opportunity that is in front of shareholders.

Rice Energy was founded by Toby Z. Rice, Derek A. Rice and Daniel J. Rice IV in 2007 with modest assets. In 2014, Rice Energy became a public company and over the next three years, Rice Energy not only weathered the downturn in the energy industry, but grew to be one of the top 10 producers of natural gas in the United States. As a result of the organizational, technological and cultural transformation led by Toby Z. Rice, Rice Energy was able to deliver basin leading well costs and well productivity while consistently beating guidance. During its time as a public company, Rice Energy had a 95% relative stock price outperformance compared to its Appalachia E&P peers.

In November 2017, the Merger closed and EQT acquired Rice Energy, resulting in EQT owning world-class assets in the core of the Appalachian Basin, with the potential for peer-leading capital efficiency and returns. At the time, our belief in the tremendous potential of EQT’s assets was based on the operational blueprints that we successfully executed at Rice Energy. The Rice Team, along with all Rice Energy shareholders, received approximately 80% of the Merger consideration in Common Stock, and today the Rice Team is one of EQT’s largest shareholders, owning approximately 7.8 million shares of Common Stock. At the time, EQT anticipated that the Merger would generate approximately $1.9 billion in well cost efficiencies, $2.5 billion in base synergies and potential all-in synergies of $7.5 billion.

Unfortunately, following the Merger, EQT’s leadership team chose to largely disregard Rice Energy’s strategies, technology and people, and instead elected to largely maintain its existing systems, culture and approach to developing EQT’s assets, which has led to disastrous results, including a net loss of $2.4 billion in 2018, exceeding capital expenditure guidance by over $300 million and falling below production targets. Moreover, EQT appears to no longer believe in, or hold itself accountable to shareholders for, the Merger synergies promised a year and a half ago.

After experiencing a sharp operational miss reported in the third quarter of 2018, many large shareholders reached out to the Rice Team for assistance. In good faith, the Rice Team tried to engage with management and the Board to offer our recommendation and solutions. Despite the Rice Team’s considerable effort to maintain constructive discussions, the Board would not meaningfully engage with us, and we have therefore been left with no choice but to bring our strategic plan directly to shareholders.

Although 2018’s operational results were extremely disappointing, our desire to bring the change that EQT’s shareholders deserve is not simply about last year’s performance — it is also based on the narrowing opportunity to right EQT’s future. To preserve and maximize shareholder value, we believe that the only successful path forward for EQT, its shareholders and employees, is through making significant and immediate changes to EQT’s current leadership team, including by reconstituting a majority of the Board and appointing Toby Z. Rice as CEO.

We Are Deeply Concerned with EQT’s Severely Depressed Stock Price

We continue to believe strongly in the potential of EQT’s assets, but EQT’s operational performance has translated into a severely depressed stock price that is not reflective of the underlying value of its world class asset base. As of December 7, 2018, the business day prior to the announcement of the Rice Team’s plan, based on our calculations, EQT’s stock traded at or below the value of its proved developed producing reserves, with the market ascribing little value to EQT’s core undeveloped acreage. We believe that EQT’s valuation metrics, each as of December 7, 2018, of ~3.4x 2019E EBITDA and ~$2,000/mcfepd represent an unwarranted discount to its peers when we believe it should be trading at a significant premium in light of its having the deepest inventory of high-quality natural gas assets in the Appalachian Basin and it being the only of its peers with an investment grade balance sheet.

15

The following chart shows the Company’s dramatic stock price underperformance following the Merger until the last trading day before we publicly announced our plan for improving EQT:

Peer Index includes AR, CNX, COG, RRC and SWN. XOP represents the SPDR S&P Oil and Gas Exploration and Production ETF.

As reflected in the above table, we believe investors are attributing minimal value to EQT’s undeveloped acreage, signaling that the market has little confidence in EQT’s ability to profitably develop these assets or deliver on the $1.9 billion of well cost synergies, $2.5 billion of base synergies and $7.5 billion of potential all-in synergies that EQT claimed underpinned the Merger.

We Are Deeply Concerned with the Company’s Operational Performance and Do Not Believe EQT’s
Plan Will Capture the Company’s Full Value

In 2017, EQT justified the Merger based on delivering $1.9 billion in well cost synergies, $2.5 billion of base synergies and $7.5 billion of potential all-in synergies. The key thesis underpinning the cost synergies possible through the Merger was the opportunity to develop longer laterals, as combining EQT’s and Rice Energy’s acreage positions would enable longer lateral development that, if done effectively, would result in lower well costs on a per foot basis. EQT’s 2018 guidance suggested budgeted well costs of $900 per foot, yet EQT’s actual results not only failed to achieve their conservative guidance and begin to take advantage of the promised Merger synergies through longer lateral development, but instead produced disastrous results, including (a) posting a loss of $2.4 billion in 2018, or $8.60 per share, (b) exceeding capital expenditure guidance by over $300 million, (c) falling short of production guidance and (d) repurchasing $500 million of shares of Common Stock less than two months before announcing its capital expenditure overrun and production miss.

With respect to EQT’s operations in the Marcellus shale in Pennsylvania, which represents approximately 75% of EQT’s development activity, we estimate that EQT’s actual well costs for 2018 were $1,250 per foot inclusive of all costs associated with development, far higher than each of EQT’s suggested (and conservative) guidance of $900 per foot, the costs per foot that would be implied by EQT delivering on its well cost synergies ($200 million in 2018), our expectations as shareholders and the results achieved at Rice Energy.

16

For 2019, we estimate that EQT’s development plan targets well costs of approximately $1,100 per foot, which although representing a $150 per foot improvement over EQT’s 2018 performance, would still be $200 per foot above EQT’s suggested (and conservative) guidance for 2018 and costs per foot that would be implied by EQT delivering on its well cost synergies ($300 million in 2019). Even in the face of these modest goals, EQT’s track record in relation to its peers does not provide us with confidence in the existing management team’s ability to achieve its 2019 targets. Notably, although EQT’s peers have lowered well costs on a per foot basis by 36% since 2015, EQT has actually increased its well costs on a per foot basis by 8% over the same period despite a significantly larger increase in lateral length relative to peers. Ultimately, EQT’s 2019 target of lowering existing well costs to $1,100 per foot implies that the synergies possible through the Merger cannot be realized by the existing management team. Furthermore, even if the existing management team executes on its “Target 10% Initiative” – while concurrently no longer delivering on the synergies justifying the Merger – it would still position EQT to be the highest cost natural gas operator in the Appalachian Basin.

The Rice Plan

We plan to transform EQT into the lowest cost natural gas operator in the country. We believe that this is only possible by:

•	Introducing a highly-accomplished leadership team led by Toby Z. Rice with a proven record of generating Basin-leading results on substantially the same asset base.
•	Implementing technological initiatives to digitize workflows, promote interdepartmental communication and streamline the organization.
•	Empowering, aligning and incentivizing employees to plan effectively, increase efficiencies and optimize operations.

We believe that with a new team led by Toby Z. Rice as CEO, we can implement our plan, position EQT to realize the synergies promised from the Merger and generate an additional $500 million per year of free cash flow over EQT’s current guidance.

 We believe that the key to unlocking the value that shareholders demand out of EQT’s world class asset base is to reduce well costs from current levels to those achieved at Rice Energy. As displayed in the maps below, 90% of EQT’s 2018 development activity and 2019 planned development activity is focused within Rice Energy’s historical operational footprint.

17

Given that 90% of EQT’s development activity is focused within Rice Energy’s historical operating footprint and based on our proven track record of delivering basin-leading well costs, we believe we can reduce EQT’s Pennsylvania Marcellus Shale well costs to $735 per foot, which would represent significantly lower targets than those set by management and would position EQT to be able to achieve the synergies promised by the Merger. As previously noted, with respect to EQT’s operations in the Marcellus Shale in Pennsylvania, where over 75% of EQT’s development activity is located, EQT’s 2018 well costs and 2019 guidance far exceed Rice Energy’s pre-Merger figures, as we estimate that EQT’s 2018 well costs were $1,250 per foot and EQT’s 2019 development plan targets well costs of approximately $1,100 per foot, in each case, for laterals with an average length of 12,000 feet. In contrast, from the second quarter of 2016 to the third quarter of 2017, which was Rice Energy’s final quarter before the Merger, we estimate Rice Energy averaged well costs of $790 per foot in the same area for laterals with an average lateral length of 8,800 feet compared to Rice Energy’s 2017 guidance of $875 per foot. When afforded the opportunity to drill longer laterals, such as those available to EQT following the Merger, we estimate Rice Energy averaged well costs of $700 per foot compared to the Rice Team’s guidance of $735 per foot on EQT’s assets. We have performed a bottoms-up well costs analysis incorporating EQT’s operational dynamics and have surveyed service cost providers in the basin to reflect the current service cost environment to generate our well cost guidance.

To improve operations and lower well costs to the levels achieved at Rice Energy, we believe that (a) a new leadership team, (b) technological enhancements and (c) effective planning are necessary to streamline data driven decision making and execution in the field.

 As COO of Rice Energy, Toby Z. Rice pioneered Rice Energy’s technological and organizational changes, where over 400 workflows were digitized so that data was captured in real time from every corner of the business. This technology still exists within EQT, but based on EQT’s results, we believe it remains largely dormant and underutilized. Digitizing the business would allow the transparency, alignment and communication necessary to support the large-scale development, planning and execution required to maximize the value of EQT’s world class asset base.

18

In our experience, the right technological platform is critical to streamlining communication and coordination across the business to effectively plan a dependable operations schedule. Appalachia is a uniquely challenging operating environment relative to most other unconventional basins in the United States. Specifically, splintered mineral ownership, challenging terrain, proximity to coal mining operations and a relatively difficult regulatory and permitting environment require detailed and timely interdepartmental collaboration to execute an efficient operations schedule. A key example highlighting how effective planning can result in greater efficiency and lower well costs is rig mobilizations. As represented in the table included below, comparing Rice Energy’s pre-Merger and EQT’s 2017 rig mobilizations highlights the stark difference between Rice Energy’s well-planned drilling program and EQT’s reactive, uncoordinated drilling program:

Based on the above table, EQT’s rig mobilization is chaotic, which not only impacts drilling operations, but handicaps subsequent operations, including completions, production and even midstream activities, ultimately contributing to self-inflicted cost spikes, difficulty in handling produced water and curtailments. In contrast, Rice Energy’s rig mobilizations, which were four times more efficient than EQT’s in 2017, lead to greater operational and logistical efficiency. With respect to its direct impact on well costs, efficient rig movements translate into efficient development, as rigs that spend less time sitting idle or moving are able to spend more time drilling. This is illustrated in the chart below.

19

Horizontal Feet Drilled Per Rig, Per Year

400,000
300,000
200,000
100,000
–
RICE ENERGY
161,340
EQT
143,358
Technological Transformation
RICE ENERGY
342,439
EQT
146,494
RICE ENERGY
338,378
EQT
175,408
RICE Rigs/Schedule Operated by EQT
EQT
274,912
EQT
220,650
2015
2016
2017
2018

In 2015, Rice Energy and EQT drilled approximately the same amount of horizontal feet per rig per year. Following Rice Energy’s technological transformation led by Toby Z. Rice, Rice Energy’s rig efficiency more than doubled, while EQT’s rig efficiency remained relatively flat. After the Merger, in 2018, certain EQT rigs followed Rice Energy’s effectively planned operations schedule and contributed to EQT’s rig efficiency increasing substantially compared to pre-Merger performance. However, during the same period, efficiency for rigs that followed EQT’s planned operations schedule continued to lag.

While our plan is to transform EQT into the lowest cost natural gas operator in the country through focusing on lowering EQT’s well costs, our ultimate goal is to generate best-in-class economics. In our experience, well productivity is the other key variable to maximize well economics and ultimately shareholder value. Rice Energy generated basin-leading well productivity on geologically similar acreage as EQT. Operators are required to report detailed production data with the state allowing third parties to conduct analyses comparing well productivity among operators. Multiple sources have verified that Rice Energy’s well results consistently outperformed EQT’s wells. In 2017, Rice Energy’s last year of operations, the gap in well performance grew to ~50%, highlighting Rice’s leading approach to development. We do not assume any well productivity enhancements in our incremental free cash flow claims relative to EQT guidance.

We have been developing a comprehensive plan that outlines the operational actions our Nominees will pursue, if elected, to generate substantial value at EQT, including a 100-day plan for the first 100 days following the 2019 Annual Meeting. We look forward to discussing our 100-day plan over the coming weeks. While our plan is to transform EQT into the lowest cost natural gas operator in the country through focusing on lowering EQT’s well costs, our ultimate goal is to generate best-in-class economics. In contrast to the existing Board, which has limited relevant energy experience outside of EQT, our Nominees have the operational expertise necessary to support and oversee a management team that can deliver peer-leading well productivity along with peer-leading well costs.

We Believe the “New” EQT Is the Old EQT and the Board and Senior Management
Must be Reconstituted to Avoid Further Value Destruction

Despite claims that EQT has a “new” team in place, and even though EQT recently hired a COO following our engagement, the “New” EQT executive team still has an average tenure of 10 years at EQT and limited upstream executive experience.

20

Position	Years at EQT	Hiring Manager	Source	Prior Executive Experience
CEO	3	Selected by Board	Internal promotion	CFO EQT, CFO services company
EVP, Production	15	Selected by CEO	Internal promotion	None
COO	0	Selected by Board	External hire	SVP Production and Resource Development
CFO	12	Selected by CEO	Internal promotion	CAO EQT
EVP, IT/BD/Safety	6	Selected by CEO	Internal promotion	None
SVP, HR	24	Selected by CEO	Internal promotion	None
General Counsel	12	Selected by CEO	Internal promotion	None
“New Team” Average Tenure	10

More strikingly, three members of the Board who hold key positions have an average tenure of 16 years, with the Chairman of the Board having served on the Board for 23 years, the Chair of the Compensation Committee having served on the Board for 15 years and the Chair of Governance Committee having served on the Board for 11 years. The Board also has limited energy experience outside of EQT.

It was this Board that chose Robert J. McNally, a finance executive, as CEO in October 2018, when the Company was suffering from major operational issues. It is also this same leadership team that has spent approximately $10 billion in acquisitions to enable longer laterals without realizing any discernable cost benefits, over $2 billion in acquisitions in West Virginia with less than 10 wells developed on newly acquired acreage in the past two years, and has failed to deliver on the synergies promised in connection with the Merger.

We have no faith in the current management team or the currently constituted Board and believe fundamental change is needed to avoid further value destruction.

Our Nominees Possess the Industry-Leading Qualifications and Experience We Believe Is Necessary to Maximize Shareholder Value and Realize EQT’s True Potential

The plan that we have developed is designed to effect the fundamental course correction needed to deliver full value to shareholders. This approach stands in stark contrast to EQT’s pursuit of incremental changes to the status quo. Our solution starts with substantial changes at the Board level to oversee our plan to improve operational performance and transform EQT into the lowest-cost natural gas operator in the country.

21

The majority slate of nine director candidates that we are nominating has the expertise and backgrounds that we believe will best position EQT to achieve its potential. These directors not only have deep industry experience, four of whom have direct knowledge of EQT’s assets based on their previous service on Rice Energy’s board, but also have extensive experience in all areas needed to provide effective oversight. We not only believe our director candidates are the right stewards to oversee the implementation of our plan to lower well costs to levels previously achieved by Rice Energy on substantially the same assets, which we believe will generate $500 million of annual incremental free cash flow above EQT’s current guidance, we believe they are the right stewards to lead EQT into a new era of success.

We have selected the following nine highly-qualified director candidates for election at the 2019 Annual Meeting:

Lydia I. Beebe, 66, currently serves as Principal of LIBB Advisors LLC, a corporate governance consulting firm. Ms. Beebe previously held a number of senior roles at Chevron Corporation, including Corporate Secretary and Chief Governance Officer, from 1995 to April 2015. Ms. Beebe previously served as Co-Director of Stanford Institutional Investors’ Forum and as Senior Of Counsel for Wilson Sonsini Goodrich & Rosati. Currently, Ms. Beebe serves on the Boards of Directors for Kansas City Southern and Aemetis, Inc. Other previous and current director experience includes HCC Insurance Holdings, Inc. and a number of private and charitable organizations, including the Council of Institutional Investors, the Stanford University Arthur and Toni Rembe Rock Center for Corporate Governance, and others.

We believe that Ms. Beebe’s corporate governance, legal, finance, tax and audit experience, as well as her extensive energy experience and her experience in logistics, efficiency and strategy, will make her a valuable addition to the Board.

Lee M. Canaan, 62, is the Founder and Portfolio Manager of private investment management firm Braeburn Capital Partners, LLC. Drawing on her years of experience in the energy sector, since 2009 Ms. Canaan has also served as an independent traditional and alternative energy industry consultant for various private, public, and government entities. Currently, Ms. Canaan serves on the Boards of Directors of Philadelphia Energy Solutions, LLC, and Panhandle Oil and Gas Inc. Ms. Canaan is a Chartered Financial Analyst.

We believe Ms. Canaan’s energy expertise, extensive experience in capital markets as well as financial analysis, mergers and acquisitions, strategic and business turnarounds, and her current and prior public-company board experience, will provide significant value to the Board.

Jay C. Graham, 48, currently serves as the Chairman and CEO of Spur Energy Partners. Mr. Graham served as Chief Executive Officer and Chairman of the Board of Directors for WildHorse Resources Development Corporation from September 2016 until it was acquired by Chesapeake Energy Corporation in February 2019. Previously, Mr. Graham served as Chief Executive Officer and as a member of the Board of Directors of Memorial Resource Development Corp. from January 2016 until it was acquired by Range Resources Corporation in September 2016. Prior to that, Mr. Graham served as Co-CEO and Co-Founder of WildHorse from June 2013 to January 2016 and President of WildHorse Resources Management Company since its formation in October 2012 to January 2016.

We believe that Mr. Graham’s history of building and operating multibillion upstream shale E&P businesses, deep operational experience and background in petroleum engineering will make him a valuable and strategic addition to the Board.

22

Dr. Kathryn J. Jackson, 61, has served as the Director of Energy and Technology Consulting for KeySource, Inc., a solutions-oriented company that provides strategic business consulting, since October 2015. Prior to that, Dr. Jackson served as Senior Vice President and Chief Technology Officer of RTI International Metals, a leading US producer of titanium mill products, from June 2014 to July 2015. Prior to that, Dr. Jackson was CTO and Senior Vice President of Research and Technology at Westinghouse Electric Company, LLC, a nuclear plant, fuel and services company, from 2009 to June 2014 and as the Vice President of Strategy, Research & Technology from 2008 to 2009. Prior to that, Dr. Jackson served in a variety of executive positions at Tennessee Valley Authority, a government agency that provides electricity for business customers and local power companies, for seventeen years. Dr. Jackson has served on the Board of Directors at Portland General Electric since April 2014 and on the Board of Directors of Cameco Corporation since January 2017. Dr. Jackson previously served as a member of the Board of Directors of Rice Energy from April 2017 until its acquisition by EQT in November 2017.

We believe Dr. Jackson’s significant experience serving on a number of public boards, including as a former Rice Energy director, her significant experience in organizational transformations and change management, her expertise in regulatory, legislative and public policy issues, her innovation, technological and engineering skills, as well as her experience with generation facilities and large energy trading and utility operations, will prove essential to the Board.

D. Mark Leland, 57, is currently retired and serves on the Board of Directors of Altus Midstream Company, which he joined in November 2018, and on the Board of Directors of PotlatchDeltic Corporation since February 2018. Previously, Mr. Leland served as Interim President and Chief Executive Officer of Deltic Timber, from October 2016 through March 2017. Mr. Leland previously served in numerous roles with El Paso Corporation and its various business units including President of El Paso Midstream Group and Executive Vice President and Chief Financial Officer of El Paso. Additionally, Mr. Leland served as Senior Vice President and Chief Operating Officer of the General Partner of GulfTerra Energy Partners, L.P., from January 2003 to December 2003. Mr. Leland previously served on the Board of Directors of each of Deltic, Rice Midstream Partners LP, Kayne Anderson Acquisition Corp., KiOR Inc. and El Paso Pipeline Partners, L.P.

We believe that Mr. Leland’s significant energy experience from serving in multiple executive positions in the oil and gas industry, his experience in providing oversight to cultural and strategic change at Deltic (including as interim CEO) and El Paso, as well as his finance and accounting skills and his service on a number of both public and private company boards, will make him a valuable addition to the Board.

John McCartney, 66, is currently a professional director and serves on the Board of Directors of Huron Consulting Group, which he joined in October 2004, and as its non-executive chairman since May 2010. Mr. McCartney has also served on the Board of Directors of Datatec Limited since 2007, where he currently serves as the chairman of the remuneration committee. Previously, Mr. McCartney served as a member of the Board of Directors of Rice Energy from March 2015 until its acquisition by EQT in November 2017. Mr. McCartney also served on the Board of Directors of Westcon Group, Inc. from August 1998 to September 2017, serving as chairman both from March 2011 until September 2013 and from January 2001 until March 2009. In August 2011, Mr. McCartney joined the board of Transco Inc. From May 2009 until February 2015, he served on the Board of Covance Inc.

We believe that Mr. McCartney’s service as chairman and vice chairman of the boards of five public and private companies, his prior service as a director of Rice Energy, his demonstrated ability to oversee every aspect of a public company, as well as his deep governance and accounting experience, make him a valuable addition to the Board.

Daniel J. Rice IV, 38, has served as a Partner at Rice Investment Group since May 2018. Prior to that, Mr. Daniel Rice IV served in a number of positions with Rice Energy, joining the company as Vice President and Chief Financial Officer in 2008, becoming Chief Operating Officer in October 2012, and serving as Chief Executive Officer from October 2013 until its acquisition by EQT in November 2017. Mr. Daniel Rice IV also served as Chief Executive Officer and board director of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP, from January 2014 to November 2017. Prior to that, Mr. Daniel Rice IV served as an investment banker for Tudor Pickering Holt & Co., LLC, an investment and merchant bank, in 2008, as a senior analyst of corporate planning for Transocean Inc., an offshore drilling contractor, from 2005 to 2008, and as a financial analyst for Tyco International plc, a global manufacturing company, from 2004 to 2005. Mr. Daniel Rice IV has served on the Board of EQT since November 2017.

23

We believe that Mr. Daniel Rice IV’s executive level experience, his prior service as an executive and director of Rice Energy and his oil and gas industry expertise continue to make him a valuable member of the Board.

Toby Z. Rice, 37, has served as a Partner at Rice Investment Group, a multi-strategy fund investing in all verticals of the oil and gas sector, since May 2018. Prior to that, Mr. Toby Rice served as President, Chief Operating Officer and a member of the Board of Directors of Rice Energy from October 2013 until its acquisition by EQT in November 2017. Mr. Toby Rice had served in a number of positions with Rice Energy, its affiliates and predecessor entities since February 2007, including President and Chief Executive Officer of a predecessor entity from February 2008 through September 2013.

We believe that Mr. Toby Rice’s considerable operational, technological, cultural and executive experience in the oil and gas industry and his prior service as an executive and director of Rice Energy will make him a valuable addition to the Board.

Hallie A. Vanderhider, 61, has served as Managing Director of SFC Management LP since January 2016. Previously, Ms. Vanderhider served as Managing Partner of Catalyst Partners LLC, from August 2013 to May 2016. Prior to that, Ms. Vanderhider served in a number of positions at Black Stone Minerals Company, L.P. (“Black Stone”), including as President & Chief Operating Officer and Executive Vice President and Chief Financial Officer. Prior to Black Stone, Ms. Vanderhider served as Chief Financial Officer for EnCap Investments from 1994 to 2003. Currently, Ms. Vanderhider serves on the Board of Directors of Noble Midstream GP LLC, since September 2016. Previously, Ms. Vanderhider served on the Boards of Directors of PetroLogistics GP LLC, Mississippi Resources LLC, Bright Horizons LLC, Grey Rock Energy Management LLC and Black Stone. Ms. Vanderhider is a Certified Public Accountant.

We believe that Ms. Vanderhider’s deep knowledge of energy finance, her demonstrated management and operational ability, including in her prior roles as COO and CAO in the oil and industry, as well as her extensive board experience, will make her a valuable asset to the Board.

24

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board is currently composed of 12 directors, each with terms expiring at the 2019 Annual Meeting. We are soliciting proxies to elect our nine Nominees, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV, Toby Z. Rice and Hallie A. Vanderhider, in opposition to the Company’s director nominees. The enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Your vote to elect our Nominees will have the legal effect of replacing nine incumbent directors with our nominees. If all nine of our nominees are elected, they will constitute a majority of the Board.

If elected, the Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to execute on a comprehensive turnaround plan, which is described in more detail above, including replacing Mr. McNally with Toby Z. Rice as the Company’s CEO. In the event that our Nominees comprise less than a majority of the Board following the 2019 Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

Lydia I. Beebe Age: 66 Principal business address: 125 San Felipe Avenue San Francisco, CA 94127

Lydia I. Beebe has served as Principal of LIBB Advisors LLC, a corporate governance consulting firm, since January 2018. Previously, Ms. Beebe served as Co-Director of Stanford Institutional Investors’ Forum, a program that connects large institutional investors and major companies in order to share expertise, experiences, perspectives, and ideas relating to corporate governance, from July 2015 through December 2018. Additionally, Ms. Beebe served as Senior Of Counsel for Wilson Sonsini Goodrich & Rosati, a law firm, from June 2015 to July 2017. Prior to that, Ms. Beebe worked in a variety of roles at Chevron Corporation (NYSE: CVX), a multinational energy corporation, from 1977 to April 2015, including as Corporate Secretary and Chief Governance Officer from 1995 to April 2015. Currently, Ms. Beebe serves on the board of directors for each of Kansas City Southern (NYSE: KSU), a transportation holding company, since May 2017 and Aemetis, Inc. (NASDAQ: AMTX), an industrial biotechnology company, since November 2016. Previously, Ms. Beebe served on the board at HCC Insurance Holdings, Inc. (NYSE: HCC), a leading specialty insurer, from March 2015 until it was sold to Tokio Marine Insurance Holdings, Inc. (TYO: 8766) in November 2015. Additionally, Ms. Beebe serves on the board of a number of private and charitable organizations, including the California Trailblazers, since 2015, the Stanford University Arthur and Toni Rembe Rock Center for Corporate Governance, since 2012, the San Francisco Symphony, since 2011, the Kansas University Endowment Association, since 2009, and the Kansas University Law Alumni, since 2008. Previously, she served on the board of the National Association of Corporate Directors Northern California Chapter, from 2009 to December 2017, including as Chairman from 2016 to 2017, the Presidio Trust, in charge of preserving the Presidio National Park, from 2003 to 2008, as trustee for Golden Gate University, from 2001 to 2010, and the California Fair Employment and Housing Commission, from 1991 to 1999, including as Chairman from 1995 to 1999. Ms. Beebe holds an MBA from Golden Gate University and both a J.D. and B.S. from the University of Kansas.

We believe that Ms. Beebe’s corporate governance, legal, finance, tax and audit experience, as well as her extensive energy experience and her experience in logistics, efficiency and strategy, will make her a valuable addition to the Board.

25

Lee M. Canaan Age: 62 Principal business address: 2709 Sun Meadow Drive Flower Mound, TX 75022

Lee M. Canaan has served as the Founder and Portfolio Manager of Braeburn Capital Partners, LLC, a private investment management firm, since 2003. Additionally, since 2009 Ms. Canaan has served as an independent traditional and alternative energy industry consultant for various private, public, and government entities. Ms. Canaan worked as Director of Strategic Planning for Quantum Ventures of Michigan LLC, a private equity investments company, from 2011 to 2012. Prior to that, Ms. Canaan worked as a Fixed Income Product Consultant for John S. Herold, Inc. (acquired by IHS Inc. (NYSE: IHS)), an independent research firm, in 2003. From 1996 to 2002, Ms. Canaan served as Vice President and Senior High Yield Analyst at AIM Invesco Capital Management, Inc., an investment management company. Prior to that, Ms. Canaan served in a variety of roles at Atlantic Richfield Company (ARCO), an integrated oil and gas exploration, production, transportation, refining and marketing company, from 1990 to 1996, including as a Senior Strategy Manager in Marine and as Senior Financial Analyst and Portfolio Manager in Corporate Treasury. Previously, Ms. Canaan worked as a Senior Exploration Geophysicist at AMOCO Production Company, a global chemical and energy company, from 1982 to 1989. Currently, Ms. Canaan serves on the board of directors of Philadelphia Energy Solutions, LLC, the largest refining complex on the East Coast of the United States, since October 2018 and Panhandle Oil and Gas Inc., a non-operated oil and gas minerals holding company, since March 2015. Previously, Ms. Canaan served on the board of directors of each of Rock Creek Pharmaceuticals, Inc. (NASDAQ: RCPI), a drug development company, from August 2014 to September 2016, Equal Energy Ltd. (NYSE: EQU), an oil and gas exploration and production company, from May 2013 to July 2014, Oakmont Acquisition Corporation (AMEX: OMAC), a special purpose acquisition corporation, from 2005 to 2007, and Noble International, Ltd. (NASDAQ: NOBL), a supplier to the automotive industry, from 2000 to 2004. Ms. Canaan is a Chartered Financial Analyst. Ms. Canaan holds an MBA in Finance from The Wharton School at the University of Pennsylvania, a Masters in Geophysics from the University of Texas at Austin and a BS in Geological Sciences from the University of Southern California.

We believe Ms. Canaan’s energy expertise, extensive experience in capital markets as well as financial analysis, mergers and acquisitions, strategic and business turnarounds, and her current and prior public-company board experience, will provide significant value to the Board.

26

Jay C. Graham Age: 48 Principal business address: 920 Memorial City Way, Suite 1400 Houston, TX 77024

Jay C. Graham has served as Chief Executive Officer and Chairman of the board of Spur Energy Partners LLC, an independent oil and natural gas company, since February 2019. Previously, Mr. Graham served as Chief Executive Officer and Chairman of the board of directors of WildHorse Resources Development Corporation (NYSE: WRD) (“WildHorse”), an independent oil and natural gas company, from September 2016 until it was acquired by Chesapeake Energy Corporation (NYSE: CHK) in February 2019. Mr. Graham served as Chief Executive Officer and as a member of the board of directors of Memorial Resource Development Corp. (formerly NASDAQ: MRD) (“MRD”) from January 2016 until it was acquired by Range Resources Corporation (NYSE: RRC) in September 2016. Mr. Graham served as Co-CEO and Co-Founder of WildHorse from June 2013 to January 2016 and President of WildHorse Resources Management Company (“WHRM”) since its formation in October 2012 to January 2016. Prior to MRD’s initial public offering in June 2014, Mr. Graham served as President of WildHorse Resources, LLC, one of the predecessors of MRD, from August 2007 to June 2014. Before that, Mr. Graham served as Area Manager for Anadarko Petroleum Corp. (NYSE: APC), a petroleum and natural gas exploration and production company, from 2004 to 2007. Prior to that, Mr. Graham worked in a variety of senior engineer roles at Devon Energy Corporation (NYSE: DVN), an independent natural gas, natural gas liquids, and petroleum exploration company, and its various predecessors, from 2000 to 2004. Mr. Graham worked as a Petroleum Engineer for both Huddleston & Co., Inc., a petroleum and geological engineering, consulting and financial services company from 1997 to 2000 and also for Halliburton Energy Services, one of the world’s largest oil field services companies, from 1993 to 1997. Further, Mr. Graham has been appointed by Texas Governor Greg Abbott to serve on the Texas A&M Board of Regents for a term to run through January 2025. The appointment is subject to confirmation of the Texas Senate. Mr. Graham currently serves on the Petroleum Industry Board and the College of Engineering Advisory Council at Texas A&M University, is a co-founder and advisor of the Texas A&M Petroleum Ventures Program educational collaboration between the Mays Business School and Department of Petroleum Engineering and is also a member of the Petroleum Engineering Academy of Distinguished Graduates. Mr. Graham holds B.S. in Petroleum Engineering from Texas A&M University.

We believe that Mr. Graham’s history of building and operating multibillion upstream shale E&P businesses, deep operational experience and background in petroleum engineering will make him a valuable and strategic addition to the Board.

27

Dr. Kathryn J. Jackson Age: 61 Principal business address: 490 Bradley Street Pittsburgh, PA 15211

Dr. Kathryn J. Jackson has served as the Director of Energy and Technology Consulting for KeySource, Inc., a solutions-oriented company that provides strategic business consulting, since October 2015. Prior to that, Dr. Jackson served as Senior Vice President and Chief Technology Officer of RTI International Metals (formerly NYSE: RTI) (acquired by Alcoa Corporation (NYSE: AA)), a leading US producer of titanium mill products, from June 2014 to July 2015. Before that, Dr. Jackson was CTO and Senior Vice President of Research and Technology at Westinghouse Electric Company, LLC, a nuclear plant, fuel and services company, from 2009 to June 2014 and as the Vice President of Strategy, Research & Technology from 2008 to 2009. Prior to that, Dr. Jackson served in a variety of executive positions at Tennessee Valley Authority (NYSE: TVE), a government agency that provides electricity for business customers and local power companies, for seventeen years. Dr. Jackson has served on the Board of Directors at Portland General Electric (NYSE: POR), a public utility company, since April 2014 and on the Board of Directors of Cameco Corporation (NYSE: CCJ), one of the world’s largest uranium producers, since January 2017. Previously, Dr. Jackson served on the Board of Directors at Hydro One Inc. (OTCMKTS: HRNNF), an electricity transmission and distribution company, from July 2015 to May 2018. Prior to that, Dr. Jackson served on the Board of Rice Energy, from April 2017 to November 2017, and on the Board of the Independent System Operator of New England, the grid system operator for the six New England states, where she served as Chair, from 2008 to April 2014. Dr. Jackson also serves on the Advisory Boards of the Electric Industry Center at Carnegie Mellon University, the Carnegie Mellon University School of Engineering, and the Electric Institute at the University of Pittsburgh. Dr. Jackson holds a Ph.D. and M.S. in Engineering and Public Policy from Carnegie Mellon University, a Master’s degree in Industrial Engineering Management from the University of Pittsburgh and a B.S. in Physics from Grove City College.

We believe Dr. Jackson’s significant experience serving on a number of public boards, including as a former Rice Energy director, her significant experience in organizational transformations and change management, her expertise in regulatory, legislative and public policy issues, her innovation, technological and engineering skills, as well as her experience with generation facilities and large energy trading and utility operations, will prove essential to the Board.

D. Mark Leland Age: 57 Principal business address: 4602 Candlewood Park Lane Katy, TX 77494

D. Mark Leland is currently retired and serves on the board of directors of Altus Midstream Company (NASDAQ: ALTM) (“Altus”), a midstream corporation that owns oil and natural gas assets, which he joined in November 2018, and on the board of directors of PotlatchDeltic Corporation (NASDAQ: PCH) (“Potlatch”) (f/k/a Deltic Timber Corporation) (“Deltic”), a diversified forest products company, since February 2018. Previously, Mr. Leland served as Interim President and Chief Executive Officer of Deltic, from October 2016 through March 2017. Prior to that, Mr. Leland served in a variety of roles with El Paso Corporation and its various business units (formerly NYSE: EP) (“El Paso”), a natural gas-focused pipeline and production company, from 1992 to 2012, including as President of El Paso Midstream Group from October 2009 to 2012, as Executive Vice President and Chief Financial Officer of El Paso from 2005 to 2009 and Senior Vice President and Chief Financial Officer of El Paso Exploration & Production Company from 2004 to 2005. Additionally, Mr. Leland served as Senior Vice President and Chief Operating Officer of the General Partner of GulfTerra Energy Partners, L.P., from January 2003 to December 2003, and as Senior Vice President and Controller from 1997 to 2003. Prior to that, Mr. Leland worked in various internal audit and accounting positions with Burlington Northern Inc., the parent company of El Paso, from 1986 to 1992. From 1984 to 1986, Mr. Leland worked as a retail banking trainee with Rainier National Bank, a Washington state bank. Previously, Mr. Leland served on the board of directors of each of Deltic, from June 2016 to February 2018, Rice Midstream Partners LP (formerly NYSE: RMP), an energy company, from December 2014 until it was acquired by the Company, in July 2018, Kayne Anderson Acquisition Corp. (formerly NASDAQ: KAACU), a midstream assets corporation, from March 2017 until its business combination with Apache Corporation (NYSE, NASDAQ: APA) to create Altus in November 2018, the general partner of Oiltanking Partners, L.P. (NYSE: OILT), a crude oil and petroleum products storage provider, from June 2012 until February 2015, KiOR Inc., a renewable fuels company, from June 2013 until March 2015, and El Paso Pipeline Partners, L.P. from 2007 to 2012. Additionally, Mr. Leland served on the boards of several private companies, including Continuum Energy Services, a natural gas provider, from 2012 to 2015 and Axip Gas Systems L.P, an oil and gas services company, from 2012 to 2015. Mr. Leland was a Certified Internal Auditor as well as a Certified Management Accountant. Mr. Leland holds a B.B.A. in Finance from the University of Puget Sound in Washington.

We believe that Mr. Leland’s significant energy experience from serving in multiple executive positions in the oil and gas industry, his experience in providing oversight to cultural and strategic change at Deltic (including as interim CEO) and El Paso, as well as his finance and accounting skills and his service on a number of both public and private company boards, will make him a valuable addition to the Board..

28

John F. McCartney Age: 66 Principal business address: 747 W. Hutchinson Street Chicago, IL 60613

John F. McCartney is currently a professional director and has served as Non-Executive Chairman of the Board of Huron Consulting Group Inc. (NYSE: HURN), a global management consulting company, since May 2010, and has served on its board since October 2004. Mr. McCartney was President of 3Com Corporation’s Client Access Unit, a networking equipment manufacturer, from 1997 to 1998. Prior to that, he served as President and Chief Operating Officer of US Robotics Corporation (“USR”), a data communications equipment manufacturer, from January 1996 until its merger with 3Com Corporation in June 1997. Previously, he served in various executive capacities including Vice President and Chief Financial Officer and Executive President, International of USR from 1984 until 1996. Additionally, Mr. McCartney has served as a Director of Datatec Limited (JSE: DTC) (“Datatec”), a public networking technology and services company, since July 2007. He had previously served as Vice Chairman of the Board of Directors of Datatec from October 1998 until May 2004. Mr. McCartney also serves on the Board of Transco, Inc., a Chicago-based company that provides solutions to customers in the railroad, electric utility, process and manufacturing industries, since August 2011. Mr. McCartney served on the board of Rice Energy, from March 2015 until November 2017 when it was acquired by the Company. From March 2011 until September 2013, Mr. McCartney served as Chairman of the Board of Westcon Group, Inc., a specialty distributor of networking and communications equipment, whose board he joined in August 1998 and for which he previously served as Chairman from January 2001 until March 2009 and continued to serve as a director until the company was sold in September 2017. Mr. McCartney had previously served as Chairman of the Board of Directors of A.M. Castle & Co., a global distributor of specialty metal and plastic products, from January 2007 until April 2010. He had served on the board of A.M. Castle & Co. from 1998 until March 2015. From May 2009 until February 2015, he served on the board of Covance Inc., a drug development services company. In addition, from 2004 to 2008, Mr. McCartney served as Chairman of the Board of Trustees of Davidson College. Additionally, Mr. McCartney has served as Chair Member for Quantuck Advisors LLP since 1998 and as a member of McCartney Family Enterprises LP since 2011. Mr. McCartney received a B.A. from Davidson College and an MBA from The Wharton School of the University of Pennsylvania.

We believe that Mr. McCartney’s service as chairman and vice chairman of the boards of five public and private companies, his prior service as a director of Rice Energy, his demonstrated ability to oversee every aspect of a public company, as well as his deep governance and accounting experience, make him a valuable addition to the Board.

29

Daniel J. Rice IV Age: 38 Principal business address: 122 Lampliter Lane McMurray, PA 15317

Daniel J. Rice IV has been a Partner at Rice Investment Group, a multi-strategy fund investing in all verticals of the oil and gas sector, since May 2018. Prior to that, Mr. Daniel Rice IV served in a number of positions with Rice Energy, Inc. (formerly NYSE: RICE), an independent oil and gas company, including as Vice President and Chief Financial Officer from 2008 to 2013, Chief Operating Officer from 2012 to 2013, and as Chief Executive Officer from 2013 until its acquisition by the Company in November 2017. Previously, Mr. Daniel Rice IV served as a director and as the Chief Executive Officer of Rice Midstream Partners LP (formerly NYSE: RMP), a natural gas transmission, storage and gathering master limited partnership, from August 2014 to November 2017. Prior to that, Mr. Daniel Rice IV served as an investment banker for Tudor Pickering Holt & Co., LLC, an investment and merchant bank, in 2008, as a senior analyst of corporate planning for Transocean Inc., an offshore drilling contractor, from 2005 to 2008, and as a financial analyst for Tyco International plc, a global manufacturing company, from 2004 to 2005. Currently, Mr. Daniel Rice IV serves on the Board, since November 2017, Inside Petroleum, Inc., since July 2018, and Archaea Energy LLC, since November 2018. Previously, Mr. Daniel Rice IV served on the board of directors of Rice Energy, from October 2013 until November 2017, and of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP, from August 2014 to November 2017. Mr. Daniel Rice IV holds a B.S. in Finance from Bryant University.

We believe that Mr. Daniel Rice IV’s executive level experience, his prior service as an executive and director of Rice Energy and his oil and gas industry expertise continue to make him a valuable member of the Board.

Toby Z. Rice Age: 37 Principal business address: 139 Papp Road Canonsburg, PA 15317

Toby Z. Rice has been a Partner at Rice Investment Group, a multi-strategy fund investing in all verticals of the oil and gas sector, since May 2018. Prior to that, Mr. Toby Rice served as Co-Founder and Chief Executive Officer of Rice Energy, from 2007 to 2013, and as President and Chief Operating Officer from October 2013 until its acquisition by the Company in November 2017. Mr. Toby Rice has served as a director of each of TPS Holdco LLC since September 2018, ColdBore Technology, Inc., since October 2018, and Belmont County Enrichment Fund, since 2013. Additionally, Mr. Toby Rice served on the board of Rice Energy, from October 2013 until November 2017. Mr. Toby Rice holds a B.S. in Chemistry from Rollins College.

We believe that Mr. Toby Rice’s considerable operational, technological, cultural and executive experience in the oil and gas industry and his prior service as an executive and director of Rice Energy will make him a valuable addition to the Board.

30

Hallie A. Vanderhider Age: 61 Principal business address: 2517 Del Monte Drive Houston, TX 77019

Hallie A. Vanderhider has served as Managing Director of SFC Management LP, a private equity limited partnership formed to invest in the onshore North American oil and gas industry, since January 2016. Previously, Ms. Vanderhider served as Managing Partner of Catalyst Partners LLC, a consultancy firm providing financial advisory and capital services to the energy and technology sectors, from August 2013 to May 2016.  Prior to that, Ms. Vanderhider served in a number of positions at Black Stone Minerals Company, L.P. (“Black Stone”), a leading oil and gas fee mineral owner, including as President & Chief Operating Officer from 2007 to 2013 and also as its Executive Vice President and Chief Financial Officer from 2003 to 2007. Prior to Black Stone, Ms. Vanderhider served as Chief Financial Officer for EnCap Investments, a private equity firm specializing in the oil and gas industry, from 1994 to 2003. Prior to that, Ms. Vanderhider served in a number of roles at Damson Oil Corp., an oil and gas firm, most recently as Chief Accounting Officer, from 1982 to 1992. Previously, Ms. Vanderhider worked as an accountant for Deloitte, from 1979 to 1982. Currently, Ms. Vanderhider serves on the board of directors of Noble Midstream GP LLC (NYSE: NBLX), a crude oil, natural gas, and water-related midstream company, since September 2016. Previously, Ms. Vanderhider served on the board of directors of PetroLogistics GP LLC (formerly NYSE: PDH), a producer of propylene, from April 2013 until it was acquired by Flint Hills Resources, LLC in July 2014, Mississippi Resources LLC, an independent exploration and production company, from August 2014 to February 2016, Bright Horizons Resources LLC, an oil and gas exploration company, from October 2013 until January 2016, at Black Stone from 2007 to 2013 and at Grey Rock Energy Management LLC. Additionally, Ms. Vanderhider served as President of Houston Producers’ Forum, an energy focused networking organization, from 2008 to 2013. Ms. Vanderhider is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Texas at Austin.

We believe that Ms. Vanderhider’s deep knowledge of energy finance, her demonstrated management and operational ability, including in her prior roles as COO and CAO in the oil and industry, as well as her extensive board experience, will make her a valuable asset to the Board.

31

We acknowledge that Daniel J. Rice IV currently serves on the Board, with a term expiring at the 2019 Annual Meeting. We therefore expect that the Company will nominate Daniel J. Rice IV for re-election to the Board at the 2019 Annual Meeting and understand that Daniel J. Rice IV will consent to being named and shall be deemed a participant in the Company’s proxy statement in such event. Nonetheless, we believe Daniel J. Rice IV’s continued presence on the Board is essential and in the best interest of all shareholders and we are nominating him in order to ensure his re-election to the Board.

As of the date hereof, Mr. McCartney beneficially owns 743 shares of Common Stock, Mr. Toby Z. Rice beneficially owns 400,000 shares of Common Stock and Mr. Daniel J. Rice IV owns 219,609 shares of Common Stock. Mr. Daniel J. Rice IV also owns 13,623 deferred compensation phantom units, which he received in connection with his service on the Board. Each deferred compensation phantom unit is equal in value to one share of Company common stock but does not have voting rights. Dividends are credited quarterly in the form of additional deferred compensation phantom units. The value of the stock units granted will be paid in shares of Common Stock upon termination of service as a director. Certain of the shares of Common Stock beneficially owned by Mr. McCartney, Mr. Toby Z. Rice and Mr. Daniel J. Rice IV were acquired as merger consideration in connection with the Merger Agreement, as further described elsewhere in this Proxy Statement. Certain of the shares of Common Stock beneficially owned by Mr. Toby Z. Rice were purchased in the open market with personal funds. As of the date hereof, Messrs. Graham and Leland and Mses. Beebe, Canaan, Jackson and Vanderhider do not own beneficially or of record any securities of EQT and have not entered into any transactions in securities of EQT during the past two years.

Each of the Nominees may be deemed to be a member of a “group” for the purposes of Section 13(d)(3) of the Exchange Act with the Rice Team and accordingly, the Rice Team and the Nominees may be deemed to beneficially own the 7,782,819 shares of Common Stock owned in the aggregate by the members of the Rice Team and the Nominees. Each member of the Rice Team and the Nominees disclaims beneficial ownership with respect to the shares of Common Stock reported owned in this Proxy Statement, except to the extent of its, his or her pecuniary interest therein. For information regarding purchases and sales during the past two years by the Nominees and by the other members of the Rice Team, see Schedule I.

Each member of the Rice Team and the Nominees may be deemed to have the power to vote and dispose of the shares of Common Stock disclosed herein that he or it directly beneficially owns or he or it may be deemed to beneficially own.

Daniel J. Rice III is the father of Toby Z. Rice, Derek A. Rice and Daniel J. Rice IV. Daniel J. Rice IV is currently a director serving on the Board and is subject to the Board’s various guidelines and policies, including, among others, the Company’s corporate governance guidelines, code of business conduct and ethics, anti-hedging policy, and related person transaction approval policy. As a director on the Board, during the fiscal year ended December 31, 2018, Daniel J. Rice IV received an annual retainer fee of $85,000 and 3,430 deferred compensation phantom units.

Each of the Participants (as defined below) entered into a solicitation agreement (the “Solicitation Agreement”), pursuant to which the parties agreed, among other things, (a) in the event that the Rice Team and the Nominees becomes obligated to file a statement on Schedule 13D while the Solicitation Agreement is in effect, to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (b) to solicit proxies for the election of the Nominees at the 2019 Annual Meeting and (c) that the Rice Team shall pay for all pre-approved expenses with respect to the Rice Team’s and the Nominees’ expenses. In addition, the Nominees agreed not to undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of the Rice Team.

32

Except as otherwise stated herein, and except for compensation received by each of Daniel J. Rice IV, Derek A. Rice, Toby Z. Rice and J. Kyle Derham for their service as a Partner of Rice Investment Group, L.P. (“Rice Investment”), there are no arrangements or understandings between the Rice Team and the other Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of EQT if elected as such at the 2019 Annual Meeting. None of the Nominees is a party adverse to EQT or any of its subsidiaries or has a material interest adverse to EQT or any of its subsidiaries in any material pending legal proceedings.

Rice Investment has signed letter agreements, pursuant to which it and its affiliates have agreed to indemnify each of Mmes. Beebe, Canaan, Jackson and Vanderhider and Messrs. Graham, Leland and McCartney against claims arising from the anticipated solicitation of proxies from the Company’s shareholders in connection with the 2019 Annual Meeting (the “Solicitation”) and any related transactions. Each of Mmes. Beebe, Canaan, Jackson and Vanderhider and Messrs. Graham, Leland and McCartney have signed powers of attorney, pursuant to which William E. Jordan and Toby Z. Rice were appointed as attorney-in-fact to execute certain SEC filings and other documents in connection with the Solicitation.

Except with respect to Toby Z. Rice, due to his prior service as President and Chief Operating Officer of Rice Energy, and Daniel J. Rice IV, due to his prior service as Chief Executive Officer of Rice Energy, the Rice Team believes that each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable New York Stock Exchange (the “NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

If we are successful in electing at least six of the Nominees at the 2019 Annual Meeting, then a change of control of the Board may be deemed to have occurred. Based on a review of publicly available documents filed with the SEC and the Company’s disclosure in its Form 10-K for the fiscal year ended December 31, 2018, we understand that if the result of the election of directors at the 2019 Annual Meeting is that the Nominees will constitute a majority of the Board, without such Nominees being approved by the current Board in advance of such election, their appointment could be considered a “Change in Control” or “Change of Control” under the applicable provisions (the “Change of Control Provisions”) of certain of the Company’s material contracts and agreements, including the Company’s Second Amended and Restated Credit Agreement, dated as of July 31, 2017, among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer and the other lenders party thereto (the “Credit Agreement”). Of further note, some of the change of control provisions are double-trigger provisions, including the Company’s 2014 Long-Term Incentive Plan (“2014 LTIP”), meaning that a change of control in and of itself does not trigger any payments, but rather there would also need to be a termination of the affected employees or resignation for “good reason” before any additional or accelerated obligations are triggered.

We further understand that the Credit Agreement contains an acceleration provision that triggers an event of default if, during any period of 12 consecutive months, the existing members of the Board or their approved or nominated successors do not constitute a majority of the Board. Accordingly, the acceleration provisions in the Credit Agreement would be triggered if seven of the Nominees (excluding Daniel Rice IV) are not approved by the Board and are elected at the 2019 Annual Meeting. Among other potential penalties, triggering this provision would require the Company to immediately pay the full amount of unpaid principal and interest then outstanding under the Credit Agreement. To avoid this outcome, the Board will either need to approve the Nominees for election at the 2019 Annual Meeting or the Company will need to amend or waive the applicable provisions of the Credit Agreement, which would require obtaining the consent of a majority of the lenders. We have requested from the Board such approval.

33

We do not expect that any of the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Charter, Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Charter or Bylaws, or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Charter, Bylaws or applicable law. In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Charter, Bylaws or applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the 2019 Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to our position that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.

In addition, each of the Nominees understands that, if elected as a director of the Company, each Nominee would have an obligation to act in the best interests of the Company and the shareholders in accordance with his or her duties as a director.

Shareholders who return the WHITE proxy card will only be able to vote for our nine nominees and will not have the opportunity to vote for the three other seats up for election at the 2019 Annual Meeting. While we currently intend to vote all of the Rice Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Rice Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the Rice Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the 2019 Annual Meeting and that by voting the Rice Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the 2019 Annual Meeting as marked.

WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD BY VOTING “FOR ALL NOMINEES”

34

PROPOSAL NO. 2 — APPROVAL OF A NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2019 (SAY-ON-PAY)

As we anticipate will be discussed in further detail in the Company’s proxy statement, the Company should ask shareholders vote to approve, on an advisory basis, the executive compensation programs and policies and the resulting compensation of the individuals listed in the “Summary Compensation Table” (the Company’s “named executive officers”), as described in the Company’s proxy statement. We anticipate that the Board will be asking shareholders to approve of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers for 2019, as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and any related material is hereby APPROVED.”

As we anticipate will be discussed in the Company’s proxy statement, this advisory vote on executive compensation will not be binding on the Compensation Committee of the Board and it will not affect, limit or augment any existing compensation or awards. As we anticipate will be discussed in the Company’s proxy statement, the Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements. Additional information regarding this proposal should be contained in the Company’s proxy statement.

THE RICE TEAM [MAKES NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF THIS PROPOSAL / RECOMMENDS A VOTE [“FOR” / “AGAINST”] THE APPROVAL OF THIS PROPOSAL]. THE RICE TEAM INTENDS TO VOTE OUR SHARES [“FOR” / “AGAINST”] THIS PROPOSAL.

35

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As we anticipate will be discussed in further detail in the Company’s proxy statement, the Company should propose that the shareholders ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Additional information regarding this proposal should be contained in the Company’s proxy statement.

THE RICE TEAM [MAKES NO RECOMMENDATION WITH RESPECT TO / RECOMMENDS A VOTE [“FOR” / “AGAINST”]] THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31 2019. THE RICE TEAM INTENDS TO VOTE OUR SHARES [“FOR” / “AGAINST”] THIS PROPOSAL.

36

VOTING AND PROXY PROCEDURES

Each outstanding share of Common Stock entitles the holder thereof to one vote on each matter considered at the 2019 Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors or with respect to any other matter to be submitted to a vote of the shareholders pursuant to this Proxy Statement.

Shareholders who appoint a proxyholder to vote on their behalf as provided in the enclosed WHITE proxy card or voting instruction form and who do not provide instructions concerning any matter subject to a vote at the 2019 Annual Meeting, will have their shares of Common Stock voted “FOR ALL Nominees”, [“FOR” / “AGAINST”] the approval, on an advisory basis, of the compensation of the Company’s named executive officers, [“FOR” / “AGAINST”] the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm of the Company for 2019, and in the discretion of the persons named as proxies on all other matters as may properly come before the 2019 Annual Meeting, as described herein.

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the 2019 Annual Meeting. Shareholders that sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the 2019 Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the 2019 Annual Meeting is the shares of Common Stock.

Shareholders who return the WHITE proxy card will only be able to vote for our nine nominees and will not have the opportunity to vote for the three other seats up for election at the 2019 Annual Meeting. While we currently intend to vote all of the Rice Group Shares “FOR” the election of our Nominees, we may vote some or all of the Rice Group Shares for certain of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Rice Group Shares we could help elect the Company nominees who we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. If we decide to vote some or all of the Rice Group Shares for some of the Company’s director nominees prior to the date of the 2019 Annual Meeting, we will file a statement on Schedule 14A on the same day such determination is made in order to notify shareholders accordingly.  Shareholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the 2019 Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with the recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the 2019 Annual Meeting. Shareholders are permitted to vote for less than 12 nominees on the WHITE proxy card. We believe that the best opportunity for all nine of our Nominees to be elected is by voting on the WHITE proxy card only for our nine Nominees. We therefore urge shareholders using our WHITE proxy card to vote “FOR” all nine of our Nominees and not to vote for any of the Company’s nominees.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. A majority of the outstanding shares of Common Stock, present at the meeting or represented by proxy, will constitute a quorum at the 2019 Annual Meeting. Abstentions and broker non-votes will be counted as “shares present” at the 2019 Annual Meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares of Common Stock will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

37

If you return a proxy card that indicates an abstention from voting on all matters, the shares of Common Stock represented by your proxy will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will NOT be counted in tabulating the voting result for any particular proposal.

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholder meeting. Under the rules of the NYSE governing brokers’ discretionary authority, because we anticipate that you will receive proxy materials from or on behalf of both the Company and the Rice Team, brokers, banks, and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the 2019 Annual Meeting, whether “routine” or not. As a result, we do not expect there to be broker non-votes by such brokers, banks, or other nominees. Accordingly, if you do not submit any voting instructions to your broker, bank, or other nominee, then your shares will not be counted in determining the outcome of any of the proposals at the 2019 Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

If any other matter or matters are properly brought before the meeting in accordance with the provisions of the Company’s Restated Articles of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), the person(s) named as your proxyholder(s), if any, will have the discretion to vote your shares of Common Stock on the matters in accordance with their best judgment and as they deem advisable.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The election of directors at the 2019 Annual Meeting is considered a contested election as provided for in the Bylaws, and the 12 nominees receiving the highest number of “FOR” votes cast will be elected. Abstentions and broker non-votes will be counted as “shares present” at the 2019 Annual Meeting for purposes of determining a quorum, but abstentions and broker non-votes are not considered votes cast on these proposals and therefore have no effect on the outcome of these proposals.

Other Proposals ─ The approval of both Proposal No. 2, the advisory resolution to approve executive compensation and Proposal No. 3, the ratification of appointment of accountants, require the affirmative vote of a majority of the votes cast for the proposals at the 2019 Annual Meeting. Votes cast on these proposals means votes “FOR” or “AGAINST” a particular proposal, whether by proxy or in person. Abstentions and broker non-votes (as applicable) are not considered votes cast on these proposals and therefore have no effect on the outcome of these proposals.

If you sign and submit your WHITE proxy card without specifying how you would like your shares of Common Stock voted, your shares of Common Stock will be voted in accordance with the Rice Team’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the 2019 Annual Meeting.

38

REVOCATION OF PROXIES

You may change your vote or revoke your proxy at any time prior to the vote at the 2019 Annual Meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to the Company’s corporate secretary prior to your shares of Common Stock being voted or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may change your vote by submitting a new voting instruction form to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares of Common Stock, by attending the meeting and voting in person. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to us in care of D.F. King at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, D.F. King may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

39

SOLICITATION OF PROXIES

Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of the Rice Team, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as nominees.

We have retained D.F. King for solicitation and advisory services in connection with solicitations relating to the 2019 Annual Meeting. D.F. King will receive a fee not to exceed $850,000 and reimbursement of reasonable out-of-pocket expenses for its services to the Rice Team in connection with the solicitation. Approximately 75 people may be employed by D.F. King to solicit proxies from the Company’s shareholders for the 2019 Annual Meeting. The Rice Team has agreed to indemnify D.F. King in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date. The Rice Team will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith. In addition, directors, officers, members and certain other employees of the Rice Team and its affiliates may solicit proxies as part of their duties in the normal course of their employment without any additional compensation.

The Rice Team will pay all costs of the solicitation of proxies on behalf of Toby Z. Rice and the other Participants described in this Proxy Statement for the 2019 Annual Meeting. The Rice Team does not intend to seek reimbursement of those costs from the Company. The expenses incurred by the Rice Team or on the Rice Team’s behalf to date in furtherance of, or in connection with, the solicitation of proxies for the 2019 Annual Meeting is approximately $[__], and the Rice Team anticipates that its total expenses will be approximately $[__]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation.

Through this Proxy Statement, Toby Z. Rice is soliciting proxies to elect our nine Nominees, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV, Toby Z. Rice and Hallie A. Vanderhider. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

ADDITIONAL PARTICIPANT INFORMATION

The “Participants” in the proxy solicitation are anticipated to be Toby Z. Rice, Derek A. Rice, the Rice Energy 2016 Irrevocable Trust (the “Rice Trust”), Andrew L. Share, Rice Investment Group, L.P. (“Rice Investment”), Daniel J. Rice III, J. Kyle Derham, William E. Jordan, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV and Hallie A. Vanderhider.

The principal occupation of each of Toby Z. Rice, Derek A. Rice, J. Kyle Derham and Daniel J. Rice IV is serving as a Partner of Rice Investment. The principal business of the Rice Trust, a New Hampshire trust, is as a trust for the benefit of the children and descendants of Daniel J. Rice III, and his wife, Kathleen L. Peto. The principal occupation of Andrew L. Share is serving as a partner at Nixon Peabody LLP and as the trustee of the Rice Trust. The principal business of Rice Investment, a Delaware limited partnership, is serving as a multi-strategy fund investing in all verticals of the oil and gas sector. The principal occupation of William E. Jordan is providing legal advice to Rice Investment. The principal occupation of Daniel J. Rice III is serving as a Portfolio Manager at Shepherd Kaplan Krochuk LLC.

40

The business address of Derek A. Rice is 102 East Main Street, 2nd Story, Carnegie, PA 15106. The business address of Rice Trust is c/o Nixon Peabody LLP, 900 Elm Street, Manchester, NH 03101. The business address of Mr. Share is c/o Nixon Peabody LLP, 900 Elm Street, Manchester, NH 03101. The business address of Rice Investment is 102 East Main Street, 2nd Story, Carnegie, PA 15106. The business address of Daniel J. Rice III is 125 Summer Street, Boston, MA 02110. The business address of J. Kyle Derham is 102 East Main Street, 2nd Story, Carnegie, PA 15106. The business address of William E. Jordan is 415 W. 23rd Street, Houston, TX 77008. The business address of Daniel J. Rice IV is 122 Lampliter Lane, McMurray, PA 15317.

Each of Messrs. Derek A. Rice, Share, Daniel J. Rice III, Derham and Jordan is a citizen of the United States of America.

As of the date hereof, the Participants collectively own 7,782,819 shares of Common Stock, representing approximately 3.1% of the outstanding shares of Common Stock. As of the date hereof, Derek A. Rice beneficially owns 272,651 shares of Common Stock, the Rice Trust beneficially owns 5,676,000 shares of Common Stock, Daniel J. Rice III beneficially owns 1,011,407 shares of Common Stock, J. Kyle Derham beneficially owns 50,000 shares of Common Stock, William E. Jordan beneficially owns 103,285 shares of Common Stock and Mr. Daniel J. Rice IV owns 219,609 shares of Common Stock. Andrew L. Share, as the trustee of the Rice Trust, may be deemed to beneficially own the 5,676,000 shares of Common Stock beneficially owned by the Rice Trust. As of the date hereof, Rice Investment, Messrs. Graham and Leland and Mses. Beebe, Canaan, Jackson and Vanderhider do not own beneficially or of record any securities of EQT and have not entered into any transactions in securities of EQT during the past two years. For information regarding purchases and sales of securities of EQT during the past two years by the Participants, see Schedule I.

Certain of the shares of Common Stock beneficially owned by Messrs. Derham, Derek A. Rice, Daniel J. Rice III, Jordan, and the Rice Trust were acquired as Merger consideration in connection with the Merger Agreement, as further described elsewhere in this Proxy Statement.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the 2019 Annual Meeting; (xii) no participant holds any positions or offices with the Company; (xiii) no participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no company or organization, with which any of the participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

41

There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Rice Team is unaware of any other matters to be considered at the 2019 Annual Meeting. However, should other matters, which the Rice Team is not aware of at a reasonable time before this solicitation, be brought before the 2019 Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, D.F. King, at the following address or phone number: 48 Wall Street, 22nd Floor, New York, NY 10005, or call toll free at (800) 207-3159. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of the Rice Team.

This Proxy Statement is dated [               ], 2019. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

The Company has not yet publicly disclosed the deadline for shareholders to submit a proposal to be included in the Company’s proxy statement for the 2020 Annual Meeting or the deadline to nominate a director or bring other business before the shareholders at the 2020 Annual Meeting. Once the Company publicly discloses these deadlines, we intend to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

42

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE 2019 ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

________________

Your vote is important.  No matter how many or how few shares you own, please vote to elect the Nominees by marking, signing, dating and mailing the enclosed WHITE proxy card promptly.

Dated: [               ], 2019

Thank you for your support.

The Rice Team

43

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

RICE ENERGY 2016 IRREVOCABLE TRUST

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	11,662,301[1]	11/13/2017
Common Stock, no par value	(35,000)	05/17/2018
Common Stock, no par value	(50,000)	05/18/2018
Common Stock, no par value	(50,000)	05/21/2018
Common Stock, no par value	(50,000)	05/22/2018
Common Stock, no par value	(50,000)	05/23/2018
Common Stock, no par value	(50,000)	05/24/2018
Common Stock, no par value	(50,000)	05/25/2018
Common Stock, no par value	(15,000)	05/29/2018
Common Stock, no par value	(3,300)	05/29/2018
Common Stock, no par value	(15,000)	05/30/2018
Common Stock, no par value	(35,000)	05/30/2018
Common Stock, no par value	(50,000)	05/31/2018
Common Stock, no par value	(50,000)	06/01/2018
Common Stock, no par value	(50,000)	06/04/2018
Common Stock, no par value	(50,000)	06/05/2018
Common Stock, no par value	(50,000)	06/06/2018
Common Stock, no par value	(50,000)	06/07/2018
Common Stock, no par value	(50,000)	06/08/2018
Common Stock, no par value	(50,000)	06/11/2018
Common Stock, no par value	(50,000)	06/12/2018
Common Stock, no par value	(50,000)	06/12/2018
Common Stock, no par value	(50,000)	06/13/2018
Common Stock, no par value	(50,000)	06/13/2018
Common Stock, no par value	(50,000)	06/14/2018
Common Stock, no par value	(50,000)	06/14/2018
Common Stock, no par value	(50,000)	06/15/2018
Common Stock, no par value	(50,000)	06/15/2018
Common Stock, no par value	(50,000)	06/18/2018
Common Stock, no par value	(50,000)	06/18/2018
Common Stock, no par value	(50,000)	06/19/2018
Common Stock, no par value	(50,000)	06/19/2018
Common Stock, no par value	(50,000)	06/20/2018
Common Stock, no par value	(50,000)	06/20/2018
Common Stock, no par value	(50,000)	06/21/2018
Common Stock, no par value	(50,000)	06/21/2018
Common Stock, no par value	(11,307)	06/22/2018
Common Stock, no par value	(50,000)	06/22/2018
Common Stock, no par value	(50,000)	06/25/2018
Common Stock, no par value	(50,000)	06/26/2018
Common Stock, no par value	(50,000)	06/26/2018

___________________________________

1 Represents receipt of merger consideration.

I-1

Common Stock, no par value	(50,000)	06/27/2018
Common Stock, no par value	(46,980)	06/27/2018
Common Stock, no par value	(50,000)	06/28/2018
Common Stock, no par value	(50,000)	06/28/2018
Common Stock, no par value	(50,000)	06/29/2018
Common Stock, no par value	(50,000)	06/29/2018
Common Stock, no par value	(50,000)	07/02/2018
Common Stock, no par value	(9,638)	07/03/2018
Common Stock, no par value	(50,000)	07/03/2018
Common Stock, no par value	(50,000)	07/05/2018
Common Stock, no par value	(49,365)	07/05/2018
Common Stock, no par value	(50,000)	07/06/2018
Common Stock, no par value	(50,000)	07/06/2018
Common Stock, no par value	(50,000)	07/09/2018
Common Stock, no par value	(50,000)	07/09/2018
Common Stock, no par value	(50,000)	07/10/2018
Common Stock, no par value	(50,000)	07/10/2018
Common Stock, no par value	(50,000)	07/11/2018
Common Stock, no par value	(50,000)	07/11/2018
Common Stock, no par value	(50,000)	07/12/2018
Common Stock, no par value	(50,000)	07/12/2018
Common Stock, no par value	(50,000)	07/13/2018
Common Stock, no par value	(50,000)	07/13/2018
Common Stock, no par value	(50,000)	07/16/2018
Common Stock, no par value	(15,199)	07/16/2018
Common Stock, no par value	(50,000)	07/17/2018
Common Stock, no par value	(40,637)	07/17/2018
Common Stock, no par value	(50,000)	07/18/2018
Common Stock, no par value	(6,502)	07/18/2018
Common Stock, no par value	(50,000)	07/19/2018
Common Stock, no par value	(50,000)	07/19/2018
Common Stock, no par value	(50,000)	07/20/2018
Common Stock, no par value	(50,000)	07/20/2018
Common Stock, no par value	(50,000)	07/23/2018
Common Stock, no par value	(40,746)	07/23/2018
Common Stock, no par value	(50,000)	07/24/2018
Common Stock, no par value	(50,000)	07/24/2018
Common Stock, no par value	(50,000)	07/25/2018
Common Stock, no par value	(50,000)	07/25/2018
Common Stock, no par value	(12,726)	07/26/2018
Common Stock, no par value	(50,000)	07/27/2018
Common Stock, no par value	(43,073)	07/27/2018
Common Stock, no par value	(400)	07/30/2018
Common Stock, no par value	(13,143)	07/31/2018
Common Stock, no par value	(50,000)	08/03/2018
Common Stock, no par value	(27,313)	08/06/2018
Common Stock, no par value	300,000	11/29/2018
Common Stock, no par value	300,000	11/30/2018
Common Stock, no par value	80,000	12/03/2018

I-2

TOBY Z. RICE

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	771,770[2]	11/13/2017
Common Stock, no par value	(20,000)	01/29/2018
Common Stock, no par value	(5,802)	01/30/2018
Common Stock, no par value	(15,100)	01/31/2018
Common Stock, no par value	(11,400)	02/01/2018
Common Stock, no par value	(800)	02/02/2018
Sale of 09/21/2018 Call Option ($60.00 Strike Price) [3]	(100)	05/17/2018
Spin Off 01/18/2019 Call Option ($57.50 Strike Price)[4]	549	11/13/2018
Spin Off 01/18/2019 Call Option ($57.50 Strike Price)[5]	(549)	11/13/2018
Common Stock, no par value	186,640	11/21/2018
Common Stock, no par value	10,516	11/28/2018

Derek a. rice

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	771,770[6]	11/13/2017
Common Stock, no par value	(20,000)	01/29/2018
Common Stock, no par value	(5,800)	01/30/2018
Common Stock, no par value	(15,100)	01/31/2018
Common Stock, no par value	(11,400)	02/01/2018
Common Stock, no par value	(800)	02/02/2018
Sale of 06/15/2018 Call Option ($60.00 Strike Price) [7]	(71)	02/02/2018
Purchase of 06/15/2018 Call Option ($60.00 Strike Price) [8]	71	02/02/2018
Sale of 01/18/2019 Call Option ($57.50 Strike Price)	(149)	02/05/2018
Purchase of 02/16/2018 Put Option ($52.50 Strike Price)	149	02/05/2018
Sale of 01/18/2019 Call Option ($57.50 Strike Price)	(252)	02/06/2018
Purchase of 01/18/2019 Call Option ($57.50 Strike Price)	252	02/06/2018
Purchase of 02/16/2018 Put Option ($52.50 Strike Price)	252	02/06/2018
Sale of 02/16/2018 Put Option ($52.50 Strike Price)	(472)	02/16/2018

___________________________________

2 Represents receipt of merger consideration.

3 These call options expired worthless pursuant to their terms on September 21, 2018.

4 These call options expired worthless pursuant to their terms on January 18, 2019.

5 These call options expired worthless pursuant to their terms on January 18, 2019.

6 Represents receipt of merger consideration.

7 These call options expired worthless pursuant to their terms on June 15, 2018.

8 These call options expired worthless pursuant to their terms on June 15, 2018.

I-3

Common Stock, no par value	(10,000)	05/11/2018
Common Stock, no par value	(10,000)	05/15/2018
Common Stock, no par value	(5,000)	05/16/2018
Common Stock, no par value	(5,000)	05/17/2018
Sale of 09/21/2018 Call Option ($60.00 Strike Price) [9]	(50)	05/22/2018
Spin Off 01/18/2019 Call Option ($57.50 Strike Price) [10]	401	11/13/2018
Spin Off 01/18/2019 Call Option ($57.50 Strike Price) [11]	(401)	11/13/2018
Common Stock, no par value	135,000	11/29/2018

Daniel j. rice iii

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	1,006,000[12]	11/13/2017

j. kyle derham

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	21,304[13]	11/13/2017
Common Stock, no par value	(1,000)	11/29/2017
Common Stock, no par value	(1,000)	11/29/2017
Common Stock, no par value	(250)	11/30/2017
Common Stock, no par value	(1,000)	11/30/2017
Common Stock, no par value	(500)	11/30/2017
Common Stock, no par value	(1,000)	12/01/2017
Purchase of 06/15/2018 Put Option ($50.00 Strike Price)	10[14]	12/11/2017
Purchase of 06/15/2018 Put Option ($50.00 Strike Price)	10[15]	12/12/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	30	12/13/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	7	12/13/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	23	12/13/2017
Purchase of 06/15/2018 Put Option ($50.00 Strike Price)	30	12/13/2017
Purchase of 06/15/2018 Put Option ($50.00 Strike Price)	10	12/13/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	15	12/15/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	20	12/18/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	30	12/20/2017

___________________________________

9 These call options expired worthless pursuant to their terms on September 21, 2018.

10 These call options expired worthless pursuant to their terms on January 18, 2019.

11 These call options expired worthless pursuant to their terms on January 18, 2019.

12 Represents receipt of merger consideration.

13 Represents receipt of merger consideration.

14 These call options expired worthless pursuant to their terms on June 15, 2018.

15 These call options expired worthless pursuant to their terms on June 15, 2018.

I-4

Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	30	12/20/2017
Purchase of 06/15/2018 Put Option ($50.00 Strike Price)	10	12/20/2017
Purchase of 03/16/2018 Put Option ($50.00 Strike Price)	25	12/21/2017
Sale of 06/15/2018 Call Option ($70.00 Strike Price)	(30)[16]	12/21/2017
Sale of 03/16/2018 Call Option ($67.50 Strike Price)	(30)	12/21/2017
Sale of 06/15/2018 Call Option ($70.00 Strike Price)	(13)[17]	12/28/2017
Sale of 06/15/2018 Call Option ($70.00 Strike Price)	(7)[18]	12/28/2017
Sale of 03/16/2018 Call Option ($67.50 Strike Price)	(30)	12/28/2017
Sale of 03/16/2018 Call Option ($67.50 Strike Price)	(30)[19]	01/02/2018
Sale of 06/15/2018 Call Option ($70.00 Strike Price)	(20)[20]	01/02/2018
Sale of 03/16/2018 Call Option ($67.50 Strike Price)	(30)[21]	01/03/2018
Purchase of 03/16/2018 Call Option ($67.50 Strike Price)	4	02/15/2018
Purchase of 03/16/2018 Call Option ($67.50 Strike Price)	4	02/15/2018
Purchase of 03/16/2018 Call Option ($67.50 Strike Price)	4	02/15/2018
Purchase of 03/16/2018 Call Option ($67.50 Strike Price)	48	02/15/2018
Sale of 03/16/2018 Put Option ($50.00 Strike Price)	(60)	02/22/2018
Sale of 06/15/2018 Put Option ($50.00 Strike Price)	(30)	02/23/2018
Sale of 06/15/2018 Put Option ($50.00 Strike Price)	(5)	02/23/2018
Sale of 03/16/2018 Put Option ($50.00 Strike Price)	(45)	02/28/2018
Sale of 03/16/2018 Put Option ($50.00 Strike Price)	(45)	03/02/2018
Sale of 06/15/2018 Put Option ($50.00 Strike Price)	15	03/15/2018
Common Stock, no par value	(763)	11/30/2018
Common Stock, no par value	1,696	11/30/2018
Common Stock, no par value	7,000	11/30/2018
Common Stock, no par value	4,200	11/30/2018
Common Stock, no par value	2,100	11/30/2018
Common Stock, no par value	1,700	11/30/2018
Common Stock, no par value	1,000	11/30/2018
Common Stock, no par value	1,000	11/30/2018
Common Stock, no par value	900	11/30/2018
Common Stock, no par value	1,600	11/30/2018
Common Stock, no par value	6,700	11/30/2018
Common Stock, no par value	800	11/30/2018

___________________________________

16 These call options expired worthless pursuant to their terms on June 15, 2018.

17 These call options expired worthless pursuant to their terms on June 15, 2018.

18 These call options expired worthless pursuant to their terms on June 15, 2018.

19 These call options expired worthless pursuant to their terms on March 16, 2018.

20 These call options expired worthless pursuant to their terms on June 15, 2018.

21 These call options expired worthless pursuant to their terms on March 16, 2018.

I-5

william e. jordan

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	19,624[22]	11/13/2017
Common Stock, no par value	76,476[22]	11/28/2017
Common Stock, no par value	899[22]	12/06/2017
Common Stock, no par value	(17,000)	01/04/2018
Common Stock, no par value	(8,475)	01/24/2018
Common Stock, no par value	(27,555)	05/22/2018
Common Stock, no par value	60,145	11/21/2018
Common Stock, no par value	(829)	11/27/2018

John F. McCartney

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock, no par value	7,287[23]	11/13/2017
Common Stock, no par value	(6,547)	07/28/2018

Daniel J. Rice IV

Class of Security	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale
Deferred Compensation Phantom Units[24]	380	11/13/2017
Common Stock, no par value	125,624[25]	11/13/2017
Common Stock, no par value	307,904[25]	11/13/2017
Common Stock, no par value	(72,000)[26]	12/22/2017
Deferred Compensation Phantom Units[24]	3,430	01/01/2018
Deferred Compensation Phantom Units[24]	9,800	01/01/2019

___________________________________

22 Represents receipt of merger consideration.

23 Represents receipt of merger consideration.

24 Each phantom unit is the economic equivalent of one share of Common Stock. Represents compensation that is deferred until retirement.

25 Represents receipt of merger consideration.

26 Represents a gift of shares of Common Stock.

I-6

SCHEDULE II

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of Common Stock as of March 31, 2019, for the following persons:

•	each shareholder known by us to own beneficially more than 5% of the shares of Common Stock outstanding;

•	each of the Company’s directors and named executive officers; and

•	all directors and executive officers as a group (which group consist of the directors and named executive officers named in the table).

The information for each of these beneficial owners is based solely on information as of the dates set forth in the footnotes below reported on a Schedule 13G filed by each such owner with the SEC. The following table gives effect to the shares of Common Stock issuable within 60 days of March 31, 2019 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 254,762,000 shares of Common Stock outstanding at January 31, 2019, as reported in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2019. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of Common Stock that he, she or it beneficially owns.

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	25,549,216[1]	10.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,893,102[2]	9.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	23,686,983[3]	9.3%

___________________________________

1 Information based on Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2019, reporting that T. Rowe Price Associates, Inc. has sole voting power over 8,521,336 shares, and sole dispositive power over 25,514,095 shares.**

2 Information based on Amendment No. 10 to Schedule 13G filed with the SEC on February 4, 2019, reporting that BlackRock, Inc. has sole voting power over 22,582,126 shares, and sole dispositive power over 23,893,102 shares.**

3 Information based on Amendment No. 8 to Schedule 13G filed with the SEC on February 11, 2019, reporting that The Vanguard Group has sole voting power over 125,886 shares, sole dispositive power over 23,543,209 shares, shared voting power over 44,133 shares, and shared dispositive power over 143,774 shares.**

II-1

Equity Ownership of Directors and Executive Officers

The tables below set forth the number of shares of EQT common stock and EQT GP Holdings, LP (“EQGP”), EQT Midstream Partners, LP (“EQM”), and Rice Midstream Partners LP (“RMP”) common units, beneficially owned by the Company’s directors and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of March 31, 2019, including EQT shares and EQGP, EQM, and RMP common units they had the right to acquire within 60 days after March 31, 2019.

The amounts and percentages of EQT shares and EQGP, EQM, and RMP common units beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares and/or EQGP, EQM, and RMP common units shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares and EQGP, EQM, and RMP common units are subject to a pledge.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania, 15222.

EQT CORPORATION EQUITY
NAME	EXERCISABLE EQT STOCK OPTIONS (1) **	NUMBER OF EQT SHARES BENEFICIALLY OWNED (2) **	EQT DEFERRED STOCK UNITS PAYABLE IN CASH (3) **	PERCENT OF CLASS (4) **
D.L. Porges (5) Former President and Chief Executive Officer	299,700	557,218	-	*
J.E. Rohr Chairman	-	69,508	32,547	*
P.G. Behrman Director	-	69,802	11,631	*
C.A. Cassotis Director	-	11,220	-	*
A.B. Cary, Jr. Director	-	83,307	11,631	*
W.M. Lambert Director	-	11,220	-	*
G.F. MacCleary Director	-	12,977	-	*
Anita M. Powers Director	-	11,220	-	*
D.J. Rice IV Director	-	233,232	-	*
S.A. Thorington Director	-	32,177	5,960	*
L.T. Todd, Jr. Director	-	50,847	22,885	*
C.J. Toretti Director	-	19,945	-	*
S.T. Schlotterbeck (6) Former President and Chief Executive Officer	143,400	170,952	-	*

II-2

R.J. McNally President and Chief Executive Officer	-	198,247	-	*
L.B. Gardner Former General Counsel and Vice President, External Affairs	33,300	62,889	-	*
D.E. Schlosser, Jr. Former Senior Vice President and President, Exploration and Production	-	68,453	-	*
M.E. Hyland (7) Former Senior Vice President and President, Midstream	6,100	9,437	-	*
R.L. Crawford (8) Former Senior Vice President and President, Midstream	161,400	94,363	-	*
E.R. Centofanti (9) Executive Vice President, Production	-	87,602	-	*
D.M. Jenkins Executive Vice President, Commercial Business Development, Information Technology and Safety	-	56,696	-	*
J.M. Lushko General Counsel and Senior Vice President, Governmental Affairs	-	37,578	-	*
J.C. Mitchell Vice President and Principal Accounting Officer	-	12,838	-	*
D.J. Smith Senior Vice President, Human Resources	-	60,303	-	*
J.S. Smith Senior Vice President and Chief Financial Officer	-	47,131	-	*
Directors and executive officers as a group (18 individuals)	-**	1,105,850**	84,654**	* **
*	Indicates ownership or aggregate voting percentage of less than 1%.

(1)	This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire within 60 days after March 31, 2019 through the exercise of stock options. **

(2)	This column reflects Company shares held of record and shares owned through a broker, bank or other nominee, including, for executive officers’ shares owned through the Company’s 401(k) plan. For the non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends, that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Dr. Behrman – 16,354 units; Mr. Cary – 16,354 units; Mr. Daniel Rice IV – 3,812 units; Mr. Thorington – 16,355 units; Dr. Todd – 16,354 units; and Ms. Toretti – 10,117 units). For Dr. Behrman and Messrs. Cary and Rohr, this column also includes deferred stock units, including accrued dividends, that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Dr. Behrman – 683 units; Mr. Cary – 5,252 units; and Mr. Rohr – 2,917 units). **

II-3

(3)	This column reflects the number of deferred stock units granted prior to 2013 held by the non-employee directors through the directors’ deferred compensation plans that will be settled in cash, including:

•	deferred stock units, including accrued dividends (Dr. Behrman – 11,631 units; Mr. Cary – 11,631 units; Mr. Rohr – 22,339 units; Mr. Thorington – 5,960 units; and Dr. Todd – 22,885 units) **; and

•	deferred stock units, including accrued dividends, resulting from the curtailment in 1999 of the directors’ retirement plan (Mr. Rohr – 10,208 units). **

(4)	This column reflects for each of the named executive officers and directors, as well as all executive officers and directors as a group, (i) the sum of the shares beneficially owned, the stock options exercisable within 60 days of March 31, 2019, and the deferred stock units that will be settled in common stock, as a percentage of (ii) the sum of the Company’s outstanding shares at March 31, 2019, all options exercisable by the executive officer and director group within 60 days of March 31, 2019, and all deferred stock units that will be settled in common stock upon termination of the directors’ service. These calculations exclude all deferred stock units included in the column captioned “Deferred Stock Units Payable in Cash”. **

(5)	Shares beneficially owned include 50,000 shares that are held in a trust of which Mr. Porges is a co-trustee and in which he shares voting and investment power. **

(6)	Shares beneficially owned include 28,012 shares owned by Mr. Schlotterbeck’s wife. **

(7)	Shares beneficially owned include 4,169 shares in which Ms. Hyland shares voting power with Ms. Hyland’s husband. **

(8)	Mr. Crawford stepped down from his roles with the Company and the EQM General Partner effective February 28, 2017. Information regarding EQT shares beneficially owned by Mr. Crawford was provided by Mr. Crawford as of March 1, 2017.**

(9)	Shares beneficially owned include 10,576 shares owned by Ms. Centofanti’s spouse. **

** This information will be updated after the Company files its definitive proxy materials relating to the 2019 Annual Meeting.

II-4

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give us your proxy FOR the election of the Nominees and in accordance with our recommendations on the other proposals on the agenda for the 2019 Annual Meeting by taking these three steps:

•	SIGNING the enclosed WHITE proxy card;

•	DATING the enclosed WHITE proxy card; and

•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact D.F. King at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Rice Team’s proxy materials,

please contact D.F. King at the phone numbers listed below.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 207-3159

Email: rice@dfking.com

WHITE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 22, 2019

EQT CORPORATION

2019 ANNUAL MEETING OF shareHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF

TOBY Z. RICE

DEREK A. RICE

J. KYLE DERHAM

WILLIAM E. JORDAN

(COLLECTIVELY, THE “RICE TEAM”)

THE BOARD OF DIRECTORS OF EQT CORPORATION

IS NOT SOLICITING THIS PROXY

P        R        O        X         Y

The undersigned appoints Toby Z. Rice, William E. Jordan and Edward T. McCarthy, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of EQT Corporation, a Pennsylvania corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Shareholders of the Company scheduled to be held at such time and place as to be determined (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “2019 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2019 Annual Meeting that are unknown to the Rice Team a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1, [“FOR / “AGAINST”] PROPOSAL 2 AND [“FOR” / “AGAINST”] PROPOSAL 3.

This Proxy will be valid until the completion of the 2019 Annual Meeting. This Proxy will only be valid in connection with the solicitation of proxies for the 2019 Annual Meeting by the Rice Team.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting:
This Proxy Statement and our WHITE proxy card are available at http:/www.eqtpathforward.com.

WHITE PROXY CARD

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

THE RICE TEAM STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1, [[MAKES NO RECOMMENDATION WITH RESPECT TO] / [“FOR” / “AGAINST”]] PROPOSAL 2, AND [[MAKES NO RECOMMENDATION WITH RESPECT TO] / [“FOR” / “AGAINST”]] PROPOSAL 3.

1.	The Rice Team’s proposal to elect nine director nominees, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV, Toby Z. Rice and Hallie A. Vanderhider to the Board to hold office until the 2020 Annual Meeting, or until their respective successors are duly elected and qualified.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Lydia I. Beebe Lee M. Canaan Jay C. Graham Dr. Kathryn J. Jackson D. Mark Leland John F. McCartney Daniel J. Rice IV Toby Z. Rice Hallie A. Vanderhider	[ ]	[ ]	[ ] ________________ ________________ ________________

THE RICE TEAM intends to use this proxy to vote “for” Messrs. GRAHAM, LELAND, MCCARTNEY, Daniel j. rice IV and toby z. rice AND MMes. beebe, canaan and vanderhider and Dr. Jackson. THE NAMES, BACKGROUNDS AND QUALIFICATION OF THE COMPANY’S NOMINEES AND OTHER INFORMATION ABOUT THEM, CAN BE FOUND IN the COMPANY’S PROXY STATEMENT.

There is no assurance that any of the Company’s nominees will serve as directors if our nominees are elected.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

2.	Approval of the Company’s Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2019 (Say-on-Pay).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The Company’s Proposal to Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2019.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHITE PROXY CARD

DATED: ____________________________

____________________________________

(Signature)

____________________________________

(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.